As Filed with Securities and Exchange Commission on August 30, 2013

Registration No. 333-169128

SECURITIES AND EXCHANGE COMMISSION

==================================
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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DANIELS CORPORATE ADVISORY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization)	6199 (Primary Standard Industrial Classification Code Number)	04-3667624 (I.R.S. Employer Identification No.)

Parker Towers, 104-60, Queens Boulevard
12th Floor
Forest Hills, New York 11375
(347) 242-3148
(Address and Telephone Number of Registrant’s
Principal Executive Offices and Principal Place of Business)

Mr. Arthur D. Viola
Chief Executive Officer
Daniels Corporate Advisory Company, Inc.
Parker Towers, 104-60, Queens Boulevard
12th Floor
Forest Hills, New York 11375
(347) 242-3148
(Name, Address and Telephone Number of Agent
for Service)

With a Copy to:

Gregg E. Jaclin, Esq.
Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Tel: (732) 409-1212
Fax: (732) 577-1188

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

i

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Per Share Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.001 par value per share (3)	2,600,000	$0.50	$1,300,000	$-
Common Stock, $0.001 par value per share (4)	4,990,250	$0.50	$1,495,125	$-
Total	7,590,250	$0.50	$3,795,125	$517.66

(1)
Pursuant to Rule 416(b) of the Securities Act of 1933, as amended, the shares of common stock being registered hereunder includes an indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder resulting from the split of, or the stock dividend on, the registered securities.

(2)	The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(3)
This registration statement covers, under one Prospectus, our direct offering of an indeterminate number of shares of our common stock (“Direct Offering Shares”) that may be sold by the registrant from time to time, for a maximum aggregate offering price of all securities not to exceed $1,300,000.

(4)	This Registration Statement covers the resale by our selling shareholders of up to 4,990,250 shares of common stock previously issued to such selling shareholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

TABLE OF CONTENTS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON AUGUST ____, 2013

DANIELS CORPORATE ADVISORY COMPANY, INC.

7,590,250 Shares of Common Stock

Daniels Corporate Advisory Company, Inc. (“we”, “us”, or the “Company”) is (i) offering for sale a maximum of 2,600,000 shares of its common stock, par value $0.001, at a fixed price of $0.50 per share (the “Offering”) and (ii) registering for resale by the selling stockholders of up to 4,990,250 shares of our common stock, $.001 par value (the “Resale).

There is no minimum number of shares that must be sold by us for the Offering to close, and therefore we may receive no proceeds or very minimal proceeds from the Offering. The aggregate offering price of all securities sold under this Offering may not exceed $1,300,000.

We will retain the proceeds from the sale of any of the offered shares that are sold.  The Offering is being conducted on a self-underwritten, best efforts basis, which means this prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Company may not sell the shares to the public until this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”).

We have no arrangement to place the proceeds from this Offering in an escrow, trust or similar account. Any funds raised from sales of shares to the public pursuant to this Offering will be immediately available to us for our use and retained by us regardless of whether or not there are any additional sales under this Offering. You will not have the right to withdraw your funds during the offering. We may offer and sell these securities through the method described under “Plan of Distribution” in this prospectus.

Below is a summary of proceeds, before and after calculating aggregate offering costs of approximately $15,000 in cash, which we may receive from the sale of the shares in the Offering:

Percentage of Shares Sold	Shares Sold	Gross Proceeds to Company	Net Proceeds to Company after Offering Costs
20%	520,000	$260,000	$245,000
50%	1,300,000	$650,000	$635,000
100%	2,600,000	$1,300,000	$1,285,000

The Offering will terminate upon the earlier to occur of: (i) the sale of all 2,600,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the SEC.

In addition to the Offering, this prospectus also covers the resale by the selling stockholders of up to 4,990,250 shares of our common stock, $0.001 par value (the “Resale).

These securities will be offered for sale from time to time by the selling stockholders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled “Plan of Distribution.” The selling stockholders participating in the distribution of the shares of Common Stock and any broker-dealers participating in the distribution of the shares of Common Stock will be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

Our securities are not listed on any national securities exchange. Our common stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”) under the ticker symbol “DCAC.” Our stock has yet to have any trading activity on the OTCBB.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THE SECURITIES OFFERED HERBY INVOLVE A HIGH DEGREE OF RISK.INVESTING IN OUR COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED UNDER “RISK FACTORS,”
beginning on page [7] of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2013

v

PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus.  You should read the entire prospectus carefully.  In this prospectus, “Daniels Corporate Advisory,” the “Company,” “we,” “us” and “our” refer to Daniels Corporate Advisory Company, Inc., a Nevada corporation. This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

“We,” “us,” “our company,” “our,” “Daniels,” “Daniels Corporate Advisory Co.” and the “Company” refer to “Daniels Corporate Advisory Company, Inc.,” but do not include the shareholders of Daniels Corporate Advisory Company, Inc.

The Company

Since 2002, Daniels Corporate Advisory has been engaged in all forms of corporate development activities, including roll-ups, corporate financial consulting services, merchant banking services, merger and acquisitions assignments, and advisory on leverage buyout/management buyout transactions in a variety of industries.  Our corporate financial consulting division provides advisory services to client companies.  Our merchant banking services division plans include deal structure, negotiation, and senior management advisory on capital markets resources and preparation for major Stock Exchange Listing.  However, since 2002, we have had only one employee and limited revenues from operations and have a loss of $4,925,381 from 2002 through May 31, 2013.  See section on “Business” below.

The shares of our common stock are currently quoted for sale on the OTC Bulletin Board.  However, there can be no assurance that we will be successful in having our shares widely quoted or traded.

BUSINESS

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

“We,” “us,” “our company,” “our,” “Daniels,” “Daniels Corporate Strategy” and the “Company” refer to “Daniels Corporate Advisory Company, Inc.”, but do not include the shareholders of Daniels Corporate Advisory Company, Inc.

Business Overview

Daniels Corporate Advisory Company, Inc. creates and implements Corporate Strategy Alternatives for the mini-cap public Company client; through the joint-efforts of highly-seasoned, Senior Management Professionals with public company experience.  Each Corporate Strategy Advisory Assignment teams up industry / market-niche “outsourced” professionals with highly-seasoned, knowledgeable “macro” professionals considered Business Visionaries.   This “outsourced” talent pool is assembled/coordinated through social media, depending on Assignment and made affordable for the mini-cap public client, primarily, through “stock for assignment” retainers, priced at pre-assignment stock price ranges.  All on-going services are “stock for services;” that collectively, will never exceed 10% of the total outstanding of a client, at any one point in time.”  Post-Assignment, when interim senior oversight management may be needed, the cost is covered primarily by cash that is generated out of the acquired excess cash flow in the levered transaction Daniels’ arranges and closes for the client.

Daniels Senior Management designs/presents to the Board of the client, multiple corporate strategies including a variety of potential acquisitions structured in LBO format that would allow the client to enter new market niches or expand further into existing ones.  The recommend consensus is implemented with the optimum deal structure so that the possibility exists, in “One Step,” for the client to achieve the necessary financial criteria - (Net Worth and Pre-tax Earnings) for listing on a Major US Stock Exchange, (American/Small Cap NASDAQ).  Twelve to eighteen months of post-closing financial results are recorded in SEC Filings, a highly-credible, expanded Board and Senior Management Team assembled and the Exchange listing process guided to completion, all by Daniels.

Twelve to Twenty four Month Horizons for Daniels’ Objectives:

The maximum amount of Funding requested in this Registered Offering is sufficient to incubate the two Corporate Strategy Client Companies noted below, based on Daniels initial recommendations for each, as well as to set up a Daniels capital reserve for new clients.  Daniels currently intends to keep this Offering open until December 31, 2014, should that be necessary, in order to implement the planned, Strategy Recommendations.  The initial recommendations are expected to be sufficient to launch the client companies, on their best option for accelerated growth.  Sufficient critical mass should be achieved to give the client companies the capacity to be standalone public entities within the allotted time.  Client companies will be advised on initial, internal (generic) growth strategies; once critical mass is achieved the public company route will be recommended/created for them by Daniels.  Recommendations would include: Merger and/or acquisition with an existing, operating public entity in a similar market niche or a newly recommended market niche.

Daniels’ Senior Management believes that the success of these initial two Corporate Strategy Consulting Clients/Projects will prove out the Daniels Model (as described in detail below) for acceleration of growth. In Summation: Daniels will use its own equity, in a variety of securities packages, to finance the incubated company’s best options for generic growth within an expanded Business Plan/Model it helped create.  This will limit the dilution in the client and allow Daniels to achieve its own critical mass, for major Exchange Listing, through the increase in value of the equity it received in the client company as part of its retainer agreement.   The success of this anti-dilutive approach for mini-cap company accelerated growth should produce additional opportunities for Daniels to attract larger financing and bigger candidate/client Companies.    For the standalone, now publicly traded mini-cap public client company, its initial visibility, as an incubated (subsidiary) company of Daniels has created an investor following as well as a following of its peers. The Client Company capital and deal flow offers/opportunities are expected to follow; as Daniels continues to groom the now public client Company for major Stock Exchange Listing; an eighteen month process.

The success of the two Corporate Strategy Clients noted below, or the addition of other qualified clients that may alter the present order of client projects to launch Daniels, will represent the best alternative(s) for the greatest exponential gains in the client equity received by Daniels as initial retainers, at pre-assignment prices.  Ultimately, the eventual sale of the equity interests will provide the nucleus for an “in-house” working capital fund for the providing of “advances” to aid the client companies in reaching their stated goals.

Investors buying shares in this Offering will be offered future investment opportunities, prior to non-shareholders, including their participation in the “in-house” Daniels Working Capital Fund – one that provides low cost advances to the most promising of its mini-cap client companies; to aid in the implementation of Advisory Recommendations.  In providing these low-cost funds, Daniels and participating members of its existing shareholder base could make money in the potential appreciation of the initial retainer shares received at the start of the Corporate Strategy Assignment and in any future undertakings of any of the client companies.  The EBITDA of the Corporate Strategy Client will benefit from a lower overall cost of capital.  The stock price valuation will reflect this EBITDA improvement.  Daniels, itself, may at times use some of the “in-house” funds for its own business/financial services creations/acquisitions in order to better service its client base.  In the event this occurs, the Investors in this Offering will be offered private equity in any newly created or acquired service.

Daniels Senior Management believes the Daniels Model to be scalable.  Based upon the success of the initial Corporate Strategy Consulting Assignments; Daniels could achieve the critical mass, itself, for listing of its common stock on a Major Stock Exchange; making it a Corporate Strategy Advisory/Conduit of Low-Cost financing for its clients that possess the most promise.   The success of the initial projects and the ultimate of listing Daniels common stock on a Major Stock Exchange would happen sooner if the Maximum Amount of Financing in this Offering is raised and no subsequent Private Placement financing is necessary to complete existing Corporate Strategy Consulting Projects. New Business is expected to follow through referrals from existing clients, financial/business service vendors to Daniels and from the investment public following Daniels efforts on the Internet and recommending a company (potential new client) in which they are invested.

Current client Project # (1) Logistics Business Plan

In the fiscal quarter ending May 31, 2013, the Company under a Corporate Strategy Consulting Assignment for "Logistics Company," will initially be incubating the client's trucking efforts while it advises on the creation and implementation of the "optimum" acquisition and consolidation model within the client's Business Plan. Daniels will advise and manage this "limited dilution" phase; primarily through participation, as a principal, in its joint-venture incubation and use its best efforts to arrange a significant amount of the acquisition down payment and working capital amounts , through the use of its own, publicly traded common stock . Daniels funds, provided as "working capital advances," will be repaid out of excess cash flows of the acquisitions and/or, subsequently, through refinancing, with the use of the Logistics Company’s public stock; once it becomes an independent public company. This could happen through merger with an operating public entity in a similar or ancillary field or by spin-off from Daniels.

During the quarter, Daniels professionals developed a plan of consolidation for the launch of "Logistics Company" within several fragmented niches of the Logistics industry.  The niches pinpointed - through significant valuation and due diligence reviews - are Trucking, International & Domestic Freight Forwarding and Drayage & Cross Dock Trucking. It was determined that initial consolidation efforts will commence and be concentrated in the key US Hub Cities of New York , New Jersey , Los Angeles, Chicago, Las Vegas and Miami, Florida.

Current Client Project # (2) Award-winning Entertainment, Full Service Film, Television, Video, Audio and Digital Media Production Company

Daniels will be incubating a satellite company of the Parent, Entertainment Company within its corporate structure.  This could mean immediate sales and earnings for this subsidiary of Daniels.  Daniels will help develop methods of accelerating growth primarily for launch of existing and newly-created intellectual properties that will all be converted for digital sale and licensing.  Mutual agreement on the creation of new venues for growth will be explored, developed and eventually marketed through established Networks.

Daniels is of the belief that the existing and newly created product has the potential for profit creation in the current fiscal year, ending November 30, 2013.   Through Domestic and Foreign Licensing and Internet Sales & Rentals the Entertainment Company has the potential to produce $405,000 in Net Profits for the subsidiary on a twelve month basis.  Added potential for profits exists through “Special Projects:” the possible acceptance of a currently, in production, “Pilot” Program for HBO/ShowTime Cable Networks.  In addition, Documentaries are scheduled that could bring added profits.

The Entertainment Company was founded by award winning, writer-directors.  Over fifty films have been written, directed and produced for national networks such as PBS, History Channel, A&E, AMC, Comcast Sports, Documentary Channel, Fox Sports and more.

The Client Company’s business is currently concentrated in areas with the potential for increases in revenues and corresponding EBITDA:

(a)	Sale and licensing of inventory: completed films, books and screenplays;
(b)	Marketing of seven books (original titles) through online sites that sell hard copies as well digital Download and purchase of books;
(c)
Original Productions and Media Content Creation:
Daniels will analyze the market niches for consensus expansion, help to hand pick the talent for An Advisory Board of accomplished Producers/Writers/Digital experts and other industry talent. Daniels will determine the needed contribution of each of these specialists and their proportionate Share of the equity in the incubated, Entertainment Subsidiary of Daniels.

(d)
Digitalization of the film archives in order to license footage to clients who integrate it with their Own content. Daniels industry specific/financial specialists will work with the Advisory Board in their Prioritizing the digitalization process based on analysis of value/popularity of the Footage.

OPTIMUM GROWTH STRATEGY:

Plans are being formulated by Daniels to expand the Media Client’s competitive edge and overall size through their becoming a public company.  This Corporate Strategy Advisory Client of Daniels will then possess the abilities to raise larger sums of expansion capital as well as to use its publicly-traded common stock to incentivize additional Advisory Board talents in the creation of productions for selective market-niches in the Entertainment/Media Industry possessing the greatest growth prospects over the next several years.

Our principal executive offices are located at Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375, telephone (347) 242-3148.  Our email address is Onewallstreetn@aol.com.  We do not currently have a web site, although we do expect to construct one in the near future.  Any information which may be contained in our web site shall not constitute part of this prospectus.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed in the section titled “Risk Factors,” beginning on page [x].

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

THE OFFERING

Shares of common stock offered by the Company	2,600,000

Shares of common stock outstanding before the Offering	9,891,319

Shares of common stock outstanding after the Offering	12,491,319

Terms of the offering	The Company’s director and officers will sell shares upon effectiveness of this prospectus.

Trading Market	Our common stock is quoted on the OTCBB under the trading symbol “DCAC.”

Use of proceeds
The Company shall use the proceeds for investor relations, online marketing, brand awareness, general working capital, and the completion of two Corporate Strategy Consulting Assignments for our two clients: A Logistics Company and a Movie/Documentary/Docudrama Company.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” below.

THE RESALE

Shares of common stock offered by selling shareholders	4,990,250

Shares of common stock outstanding before the offering	9,891,319*

Shares of common stock outstanding after the offering	9,891,319 *

Terms of the offering	The selling shareholders will determine when and how they will sell the securities offered in this prospectus.

Trading Market	Our common stock is quoted on the OTCBB under the trading symbol “DCAC.”

Use of proceeds	We will not receive proceeds from the Resale of shares by the selling shareholders.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” below.

* Assuming that no shares of Common Stock have been sold pursuant to the Offering.

RISK FACTORS

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

Risks Relating to Our Business

We have a limited operating history which may not serve as an adequate basis to judge our future prospects and results of operations.

Daniels Corporate Advisory Company, Inc., which was incorporated on August 22, 2002, has a limited operating history upon which an evaluation of our future performance and prospects can be made.  We are an early-stage operating company with limited revenue history.  Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business.  As an early-stage operating company, Daniels Corporate Advisory faces risks and uncertainties relating to its ability to successfully implement its business plan, which is described in more detail below.

Since inception, and when a subsidiary of INfe Human Resources, Inc., Daniels Corporate Advisory has always been an operating company, furnishing its advisory to all phases of operations, finance and management of other mini-cap private companies. As a subsidiary of its parent Company, INfe Human Resources, Inc. – with concentration in the staffing industry roll-up for its parent – Daniels advisory revenues were eliminated during consolidations.  During Daniels’ operating history existence, it has booked approximately $300,000 in revenues.  Upon effectiveness and sale of the shares in this registration statement, management expects that Daniels will be able to practice its specialties and be paid at the going consultation rate for its specialties, instead of at the much lower rates of the past.

Limited revenues and ongoing losses.

Since inception, Daniels Corporate Advisory has generated approximately $300,000 of revenue.  Daniels earnings potential would have been greater; however, its focus had been in a financial advisory capacity to its parent company INfe Human Resources, which concentrated in Staffing and Executive Placements Industries.  Daniels was spun off to concentrate on its core Corporate Strategy consulting business.  Daniels has incurred losses of $4,925,381 for the period from August 22, 2002 (inception) to May 31, 2013.

Our business strategy is unproven and our prospects must be considered speculative.

Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market and developing effective marketing of our services.  To implement our business plan, capital may be provided from existing and possibly new consulting business revenue and through outside financing.  We have not yet located additional financing to implement our business plan in its entirety.  Initial growth may be very limited and based solely on compensation from a small, existing, consulting assignment with no guarantee of obtaining additional assignments over the next twelve months.  The other potential growth segment of our business plan the acquisition of exclusive marketing rights for our services through the client networks of other Business Services Companies will only occur if we can obtain outside financing.  Internally generated funds, alone, will not be sufficient to implement this phase of our business plan.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies.  We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future.  It is possible that we will not be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all.

Our auditors have stated we may not be able to stay in business.

Our auditors have issued a going concern opinion, which means that there is doubt that we can continue as an ongoing business for the next 12 months.  Unless we can raise additional capital, we may not be able to achieve our objectives and may have to limit, suspend or cease operations.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Daniels Corporate Advisory is engaged in the business of offering corporate financial & Strategy consulting services and merchant banking services.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful.  In assessing our ability to meet these challenges, a potential investor should take into account our lack of operating history, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions.  Our growth is largely dependent on our ability to successfully implement our business strategy.  Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

Our service offerings may not be accepted.

We constantly seek to modify our service offerings to the marketplace.  As is typically the case evolving service offerings, anticipation of demand and market acceptance are subject to a high level of uncertainty.  The success of our service offerings primarily depends on the interest of our customers.  In general, achieving market acceptance for our services will require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among customers.

We have limited marketing experience, and have extremely limited financial, personnel and other resources to undertake extensive marketing activities.  Accordingly, we are uncertain as to the acceptance of any of our services or our ability to generate the revenues necessary to remain in business.

Risks associated with our ability to manage expansion as a result of acquisitions.

The growth of our business as well as the business of our corporate clients depends in large part on our ability to manage expansion, help control costs in operations and to effectively consolidate acquisitions into existing operations.  This strategy will entail reviewing and potentially reorganizing acquired operations, corporate infrastructure and system and financial controls.  Unforeseen expenses, difficulties, complication and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth and adversely affect our financial condition, results of operations or cash flow.

Risks associated with our inability to identify suitable acquisition candidates.

We may be unable to identify acquisition candidates, for ourselves or aid in identifying acquisition candidates for our Corporate Strategy Clients that would result in the most successful combinations or be unable to consummate acquisitions on acceptable terms.  The magnitude, timing and nature of future acquisitions will depend upon various factors, including our success in establishing corporate development “pilot programs” which include “incubation” within Daniels’ for consulting clients as a viable means of growth acceleration.  From this “platform,” growth can be accelerated more readily, through the availability of suitable acquisition candidates that see that a combination with the client company would be suitable for cross-marketing opportunities. There is no way that we can assure the Investor that this “platform” strategy will  create situations where Daniels expertise can be brought to bare in the negotiation acceptable terms, in our financial referral capabilities, and in the providing of skilled professional talent to help manage acquired companies.   General economic and business conditions, including money rates, may also hamper some of our most promising expansion scenarios for clients.

We may be unable to obtain financing for the acquisitions that are available to us.

We are currently attempting to obtain financing for our corporate financial consulting and merchant banking services lines of business as well as for acquisition opportunities which could result in material dilution to our existing stockholders.  We may be unable to obtain adequate financing for further development of our proposed services and for any acquisition for cross-marketing of services purposes, or that, if available, such financing will be on favorable terms.

Our future financial results are uncertain and our operating results may fluctuate, due to, among other things, consumer trends, seasonal fluctuations and market demand.

As a result of our short and sporadic operating history, it is difficult to accurately forecast our revenue.  Further, we have little historical financial data upon which to base planned operating expenses.  We base our current and future expense levels on our operating plans and estimates of future expenses.  Our expenses are dependent in large part upon expenses associated with our proposed marketing expenditures and related overhead expenses, and the costs of hiring and maintaining qualified personnel to carry out our respective services.  Sales and operating results are difficult to forecast because they will depend on the growth of our customer base, changes in customer demands and consumer trends, the degree of utilization of our advertising services as well as the mix of services and services sold.  As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall.  This inability could cause our net losses in a given quarter to be greater than expected.

We rely on the services of Arthur D. Viola.

Our business relies on the efforts and talents of our key officer and director, Arthur D. Viola.  The loss of his services could adversely affect the operations of our business, and could have a very negative impact on our ability to fulfill on our business plan.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly quoted company.

The directors and management of publicly quoted corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do carry limited directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to continue or provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with limited operating history and resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances.  We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all.  Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business.  Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC.  We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer’s liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to Our Stock

Arthur D. Viola owns 50,000 shares of our super voting preferred stock entitling him to the right to vote 25,000,000 shares of our common stock in any election or event.  This concentration of ownership could discourage or prevent a potential takeover of Daniels Corporate Advisory that might otherwise result in your receiving a premium over the market price for your common stock.

Arthur D. Viola owns 50,000 shares of our super voting preferred stock entitling him to the right to vote 25,000,000 shares of our common stock in any election or event.  Mr. Viola owns 2,454,500 shares of our common stock as well as 50,000 shares of the Daniels Corporate Advisory preferred stock which has voting rights equal to 500 shares of the Daniels Corporate Advisory common stock for every one share of Daniels Corporate Advisory preferred stock held, which equates to voting rights of 27,454,500 shares of the Daniels Corporate Advisory common stock held by Mr. Viola, which amount exceeds our current outstanding shares of common stock.  The result of the ownership of our common stock by Mr. Viola is that he has voting control on all matters submitted to our stockholders for approval and is able to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions.  Additionally, this concentration of voting power could discourage or prevent a potential takeover of Daniels Corporate Advisory that might otherwise result in your receiving a premium over the market price for your common stock.

We may need to raise additional capital.  If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because we are a newly operational company, we need to secure adequate funding.  Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders.  If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.  If we are unable to obtain adequate financing, we may have to curtail our operations and our business would fail.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our sole director, Mr. Viola, may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time.  It is likely that we will issue additional securities to pay for services and reduce debt in the future.  It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

We have never paid or declared any dividends on our common stock.

We have never paid or declared any dividends on our common stock.  Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock or our common stock to be sold in this offering.  Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our sole director, Mr. Viola, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, has the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  We have no intention of issuing shares of preferred stock at the present time.  Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.  No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

If we fail to remain current in our reporting requirements, we could be removed from the OTCBB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies whose shares are quoted for sale on the OTCBB and some whose shares are quoted for sale on the Pink Sheets must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the Pink Sheets and OTCBB.  If our shares become publicly quoted and our shares are quoted for sale on the OTCBB, and we fail to remain current in our reporting requirements, we could be removed from the OTCBB.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock will most likely be particularly volatile given our status as a relatively unknown company with a small and thinly quoted public float, limited operating history and lack of net revenues which could lead to wide fluctuations in our share price.  The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

Our common stock will most likely be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price would be attributable to a number of factors.  First, as noted above, the shares of our common stock will likely be sporadically and/or thinly quoted.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we will most likely be a speculative or “risky” investment due to our dependence on an initial flow of corporate consulting assignments and their implementation producing positive results to attract new clients.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

The sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

Anti-takeover provisions may impede the acquisition of Daniels Corporate Advisory.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination.  These provisions are intended to encourage any person interested in acquiring Daniels Corporate Advisory to negotiate with, and to obtain the approval of, our sole director, Mr. Viola, in connection with such a transaction.  As a result, certain of these provisions may discourage a future acquisition of Daniels Corporate Advisory, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain the current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

We may need to raise additional capital.  If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

We may need to secure adequate funding.  If we are unable to obtain adequate funding, we may not be able to successfully develop and market our proposed products and our business will most likely fail.  We do not have commitments for additional financing.  To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities.  We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders.  If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.  If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

An active trading market in our shares may not be sustained.

An active trading market in our shares may not be sustained.  Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities to be distributed by us.  Many brokerage firms may not be willing to participate in transactions in a security if a low price develops in the trading of the security.  Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of our securities as collateral for any loans.

Our common stock will subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock will be limited, which would make transactions in our stock cumbersome and may reduce the investment value of our stock.

Our shares of common stock will be “penny stocks” because they most likely will not be registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

·	That a broker or dealer approve a person’s account for transactions in penny stocks; and

·	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

·	Sets forth the basis on which the broker or dealer made the suitability determination; and

·	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

·	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

·	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

·	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

·	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

·
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, if our shares become publicly quoted, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Subscriptions to purchase shares in this offering are irrevocable and will be immediately available for our use without any escrow.

The execution of a subscription agreement by an investor constitutes a binding offer to purchase shares of our common stock.  Once an investor subscribes for our shares, the investor will not be able to revoke his subscription.  As stated elsewhere herein, the proceeds from the sale of our shares will not be subject to any escrow, but will be immediately available for our use.  Consequently, those investors who purchase shares earlier in the offering will be substantially more at risk than those investors who purchase later in the offering, inasmuch as the later investors will have had the opportunity to assess the success of the offering before making an investment.  In no event will the subscribed amounts be returned to investors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to Daniels Corporate Advisory and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate under the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions.  When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Daniels Corporate Advisory, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

·	Whether or not markets for our proposed products develop and, if they do develop, the pace at which they develop;

·	Our ability to attract and retain qualified personnel to implement our growth strategies;

·	Our ability to fund our financing needs;

·	Competitive factors;

·	General economic conditions;

·	Changes in our business plan and corporate strategies; and

·	Other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Business.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning Daniels Corporate Advisory and our business made elsewhere in this prospectus.  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

The Offering is a best efforts offering. Assuming we sell the maximum number of shares in the Offering, we will receive net proceeds of approximately $1,025,000 after deduction of offering expenses. The summary of the use of proceeds is shown below:

Allocation of funds

Amount raised	$260,000	650,000	1,300,000
% of total offering	20%	50%	100%

Allocation
General Working Capital & Advances To New Clients: (For Daniels):	18,000	40,000	200,000
Investor Relations/Public Relations For Daniels:	15,000	50,000	75,000
Launch of Nationwide Independent Rep Network (For Logistics Project)	0	0	100,000
Movie/TV/Documentary Company:
Launch/Find New Product/Ideas at Trade Shows/Travel- Sundance Film Festivals:	10,000	20,000	75,000
Online Marketing/Lead Generation for Telesales: Movie Co.	50,000	50,000	75,000
Conversion of Movie/Documentary Inventory into Digital:	75,000	50,000	175,000
General Sales, Marketing, and Brand Awareness (Daniels/Movie Co.)	25,000	25,000	75,000
Acquisition of Rights to Joint-Venture Movie/Documentary Products:	0	50,000	75,000
Development of Additional In-house Product (Pilots/Movies) and Marketing Venues:	0	50,000	100,000
Working Capital/Board Management Additions/ Senior Management/Specialists in Entertainment Market Niches (Cash portion, stock participation to be added):	52,000	300,000	335,000
Offering Costs:	15,000	15,000	15,000
Total	260,000	650,000	1,300,000

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgment of our board of directors, such changes are necessary or advisable. The above amounts and priorities for the use of proceeds represent management's estimates based upon current conditions.

In the Resale, the selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Determination of Offering Price

The public offering price of our Common Stock was determined by us. Factors considered in determining the prices and of the shares include:

•	the history and prospects of companies in our industry;

•	prior offerings of those companies;

•	our prospects for developing and commercializing our products;
•	our capital structure;

•	an assessment of our management and their experience;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”) under the ticker symbol “DCAC.” Our stock has yet to have any trading activity on the OTCBB.

The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock, as reported on the OTCBB.  Over-the-counter bid prices represent prices quoted by broker-dealers in the over-the-counter market. The quotations reflect inter-dealer prices, without mark-up, mark-down or commissions, and may not represent actual transactions:

Price Range
	High		Low
2013
First Quarter (December 2012-March 2013)	$	n/a	$	n/a
Second Quarter (March 2013-June 2013)		n/a		n/a
Third Quarter (July 2013-September 2013)		n/a		n/a

As of August [26], 2013, there were [9,891,319] shares of our common stock outstanding and [201] holders of record of our common stock.  However, we believe that there are more beneficial holders of our common stock as many beneficial holders hold their stock in “street name.”

Dividends

We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future.  Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans as of the date of this prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of May 31, 2013.

This information should be read in conjunction with our Management’s Discussion and Analysis or Plan of Operation and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

We had net losses of $71,781 for the six months ended May 31, 2013, and a net loss of $135,198 for the full year ended November 30, 2012 and net loss of $273,987 for the full year ended November 30, 2011 included in the accumulated deficit in the table below.

Actual 5/31/13
Common stock, $0.001 par value per share; 750,000,000 shares authorized, 10,000 shares issued and outstanding, and 5,034,971 shares issued and outstanding, as adjusted	10
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized, 50,000 shares issued and outstanding, and 50,000 shares issued and outstanding, as adjusted	50
Additional paid-in capital	3,873,726
Accumulated other comprehensive (loss)	(35,968)
Accumulated deficit	(4,925,381)
Total stockholders’ equity (deficit)	(1,087,563)

SELECTED CONSOLIDATED FINANCIAL DATA

The following consolidated selected financial data are derived from our consolidated financial statements for the years ended November 30, 2012, and 2011, which have been audited by John Scrudato, CPA, independent registered public accounting firm.  The data set forth below should be read in conjunction with our Financial Statements and Notes thereto included elsewhere in this prospectus and with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

	Years Ended November 30,
	2012	2011

Revenue	$114,000	$0
General and administrative expenses	(249,198)	(273,987)
Other (income) expenses	(0)	(0)
Net Income(loss)	(135,198)	(273,987)

DILUTION

In our Resale, the common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders as a result of the Resale.

The price of the current Offering is fixed at $0.50 per share. This price is significantly greater than the price paid by our sole officer and director. Our sole officer and director paid $0.001 per share, a difference of $0.499 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Price per share	$0.50
Net tangible book value per share before offering	$(1,087,563)
Potential gain to existing shareholders	$1,285,00079
Net tangible book value per share after offering	$197,437
Increase to present stockholders in net tangible book value per share after offering	$.13
Capital contributions	$1,285,000
Capital contribution by officer & director on [DATE]	$0
Number of shares outstanding before the offering	9,891,319
Number of shares after offering held by existing stockholder	12,491,319
Percentage of ownership after offering	79%

New shareholders if all of the shares are sold

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	35%	50%	75%	100%
Per share offering price	$0.01	$0.01	$0.01	$0.01
Net tangible book value per share before offering	$0.0008	$0.0008	$0.0008	$0.0008
Net tangible book value per share after offering	$0.009	$0.0013	$0.0019	$0.0024
Decrease in investment to new shareholders	$0.0091	$0.0087	$0.0081	$0.0076
Dilution to new shareholders	9.4%	13.3%	19.1%	24.10%

Daniels Model/Business Plan:

In December 2001, INfe Human Resources, Inc., our parent company, entered into discussions with Arthur D. Viola of Daniels Corporate Advisory Company, Inc. regarding the acquisition of Daniels Corporate Advisory by INfe Human Resources.  Mr. Viola was doing business as a sole proprietor in business development, merchant banking, mergers and acquisitions; leveraged buy-outs, management buy-outs, structured finance, and roll-ups.  The business intent was to offer these adjunct business services to the limited customer base of INfe Human Resources to expand product offerings and create a corporate development path that would benefit the combined entities.  At the time of the acquisition of Daniels Corporate Advisory, INfe Human Resources operated as an “outsourced” payroll and related human resources services company.  Due to the sharp sell-off in the stock market beginning in April 2000 and the corresponding decline in the availability of venture capital and angel financing, the acquisition of Daniels Corporate Advisory by INfe Human Resources was considered beneficial to both companies.

Daniels Corporate Advisory intends to finance the corporate strategy consulting services noted below, through the issuance of additional shares in this registered offering.  Initial, capital may be used in the purchase of “exclusive rights” to be the provider of choice in the offering of our version of the financial specialty called corporate strategy to client network’s of other financial/business services companies.  While exclusive rights agreements of this nature are not typical, senior management, drawing on personal contacts, believes that offering to provide a very select, cost-effective service that will augment other financial services already being offered by the financial/business services firm will be an acceptable “outsourced” consulting service addition.  However, as time goes by, a client (financial/business service firm) may decide to enter our business; there is no provision in our agreement to prevent it.  Our Senior Management believes that our success with the ultimate client, - the “end user” client of our financial/business service firm client - will determine whether Daniels Corporate Advisory retains the client or not.

By being the provider of choice, we will be the only corporate strategy firm allowed/referred to provide its selective group of services to clients of the business services companies that contract with us for these arrangements.  No other similar firms (competitors) of Daniels Corporate Advisory will be allowed access to these client networks, because we will be acquiring the rights to use these client networks, to corporate strategy services on an exclusive basis.  Daniels Corporate Advisory anticipates that it will therefore be the “provider of choice” when we are recommended/referred to client network members.  In this arrangement, which is intended for a variety of non-affiliated firms, we expect to earn a cash fee on all compensation received by the provider of the client, through any and all “exclusive rights” arrangements, for our advisory to senior management of the client on any and all financial transactions contemplated or entered into by said ultimate client, the nano-cap public company (less than $50 million in market capitalization).

Our senior management, after having conducted market research through personal networks and industry association channels, has determined that exclusive contracts are entered into by the small business services company, (including business services, financial planning and estate planning firms) with providers like Daniels Corporate Advisory, who provide very specialized, high end, financial and corporate strategy service specialties.  These small business services firms must compete with their major, fully-integrated, competitors for retention of those clients that have developed to a stage where they possess the critical mass to expand at an accelerated rate, as a public entity, and need the specialty, high-end services.  As a result of Daniels Corporate Advisory providing corporate strategy consulting services, on a cost-effective, outsource basis, these smaller financial/business services firms remain competitive in their industry and can retain those clients that have the most promising of futures.

While there are no provisions in the exclusive services contracts prohibiting any business /financial services client from entering the corporate strategy consulting business, our management believes it would be prohibitively expensive for the smaller business services firm to do so.  Daniels Corporate Advisory, even though it currently lacks financing to operate on a viable scale, is still able to provide its specialized services to its one client through Mr. Viola, via deferred compensation.  Talent compensation costs, on a full time basis, as well as the fixed costs associated with a estimated six month lead time necessary to ramp up a similar operation would not be feasible without significant capital reserves which most of the firms being approached by Daniels Corporate Advisory would not have.  In addition, no firm in the market niche Daniels Corporate Advisory is targeting would have the capital base necessary to do in-house, merchant banking for clients on the scale that we may be able to service based upon (1) At least 25% of the Daniels financing being raised through sales of shares being registered in this Offering, and (2) through the roll-over of profits from one of our two Corporate Strategy Advisory assignments; as we see our sell out our shares in what is expected to be a vastly improved client company; one that now has the critical mass necessary for Exchange Listing.

The growth acceleration services incorporated into corporate strategy advisory/implementation include market analysis, divestiture/capital formation, idea/concept incubation, deal structure, negotiations and determination of finance alternatives.  These strategy services are provided for the creation of joint-ventures, marketing agreements, new product/creation additions and acquisitions.  Daniels Corporate Advisory has a loosely organized cadre of highly-qualified, independent contractors/consultants available to perform the necessary services to achieve the optimum corporate strategy for a client.

A key element in the success of any Corporate Strategy Assignment/Client is our creation/recommendation of financing options and our participation, as principals, in their negotiation of amounts and terms.  The participation of Daniels, as principals, will allow for the average cost of financing for any one of the accelerated growth alternatives mentioned above to be below market.  Daniels participation – on a select basis and only with the most promising of clients – will consist of providing short term “working capital infusions,” for the implementation of its recommendations.  Daniels plans to raise funds for its principal participation in client projects from the sales of common stock in this Offering.  It is at the discretion of Senior Management, whether these funds are offered, with the decision to participate based upon the long term growth potential of the client, its current projections for the availability of excess cash flows for repayment.

Daniels will be directly rewarded for its participation in the preferential, cost-effective financing provided through the expected corresponding increase in value of the common equity of the client (a mini-cap public or soon to be public company) from the lowering of its costs (increasing of its profits).  Daniels retainers are paid in the common stock of the public client company at pre-assignment pricing.  Post-Assignment retainer shares can be sold into the market and the sales proceeds rolled over into the Corporate Strategy Assignment of the next mini-cap public (or soon to be public) client Company.   Daniels’ use its own in-house funds – generated from any potential net profits (after independent contract consultants are paid) from one corporate strategy assignment and rolled over into a subsequent assignment is a procedure none of the potential financial/business service clients (using us as “outsourced” specialists) like Accounting, Financial Planning, Estate Planning, Tax Firms and those other firms specifically earmarked by Daniels Corporate Advisory to approach for business will not do because of rules set up by their firm policies, or by industry or government regulatory bodies/authorities.  While this may be a costly method for Daniels Corporate Advisory to gain business, it is believed to be one of the fastest ways for Daniels to fill its pipeline and produce profits.  After completion of the several Corporate Strategy Assignments noted in this Offering Document, this “principal investment in the working capital of clients” proprietary niche (and the potential profits associated with it) could create the cash flow to allow Daniels to direct hire the most seasoned independent contractor/consultants as full time, additions to senior management.

Additional financing is contemplated through this registration statement and/or the private placement of common stock.  Daniels Corporate Advisory believes its position in the market-niches it has chosen will be secure because it will be a better capitalized, more cost-effective alternative for the providing of its specialized services.

The second method Daniels Corporate Advisory will use to provide its corporate strategy consulting services is more direct and less costly to it.  It will mean the development of advertising and end-user, client referrals.  Name brand recognition is expected to be created after one or two successful corporate strategy assignments and the publicizing of these events on web sites related to the specialties provided as well as through an aggressive in-house direct-marketing campaign to micro-cap public companies.  Added financing options are expected to materialize for the benefit of our clients, as well as referral business for us.    Capital companies and high-net worth individuals may contact us to see if their participation in subsequent assignments is feasible.

Recent Business Developments

Daniels Corporate Advisory conducts on-going operations in consulting, primarily through chairman to chairman contacts in its market-niche.  Marketing efforts are currently limited because of budget constrains.  Daniels Corporate Advisory advises its clients on strategic operational and financial business alternatives, including, but not limited to M & A, levered transactions, capital structure, bridge loans, and equity financing.  In order to effectively advise for the optimum value the clients can use their common stock as valuable tender in any business transaction or joint-venture, as part of our advisory, we provided the support necessary to bring all their records up to date and auditable in order to complete all the filings required by the Exchange Act.  Our main in-house efforts in the execution of assignments will entail the restructure and rebuilding of companies.  Our corporate strategy model, which has as its main tenant, the use of any NOL as a starting point for rebuilding, is working well.

Business Strategy – Current Operational Strategy & Current Client Projects:

Daniels Corporate Advisory Company, Inc. creates and implements Corporate Strategy Alternatives for the mini-cap public Company client; through the joint-efforts of highly-seasoned, Senior Management Professionals with public company experience.  Each Corporate Strategy Advisory Assignment teams up industry / market-niche “outsourced” professionals with highly-seasoned, knowledgeable “macro” professionals considered Business Visionaries.   This “outsourced” talent pool is assembled /coordinated through social media, depending on Assignment and made affordable for the mini-cap public client, primarily, through “stock for assignment” retainers, priced at pre-assignment stock price ranges.  All on-going services are “stock for services;” that collectively, will never exceed 10% of the total outstanding of a client, at any one point in time.”  Post-Assignment, when interim senior oversight management may be needed, the cost is covered primarily by cash that is generated out of the acquired excess cash flow in the levered transaction Daniels’ arranges and closes for the client.

Daniels Senior Management designs/presents to the Board of the client, multiple corporate strategies including a variety of potential acquisitions structured in LBO format that would allow the client to enter new market niches or expand further into existing ones.  The recommend consensus is implemented with the optimum deal structure so that the possibility exists, in “One Step,” for the client to achieve the necessary financial criteria - (Net Worth and Pre-tax Earnings) for listing on a Major US Stock Exchange, (American/Small Cap NASDAQ).  Twelve to eighteen months of post-closing financial results are recorded in SEC Filings, a highly-credible, expanded Board and Senior Management Team assembled and the Exchange listing process guided to completion, all by Daniels.

Current client Project # (1) Logistics Business Plan

In the fiscal quarter ending May 31, 2013, the Company under a Corporate Strategy Consulting Assignment for "Logistics Company," will initially be incubating the client's trucking efforts while it advises on the creation and implementation of the "optimum" acquisition and consolidation model within the client's Business Plan. Daniels will advise and manage this "limited dilution" phase; primarily through participation, as a principal, in its joint-venture incubation and use its best efforts to arrange a significant amount of the acquisition down payment and working capital amounts , through the use of its own, publicly traded common stock . Daniels funds, provided as "working capital advances," will be repaid out of excess cash flows of the acquisitions and/or, subsequently, through refinancing, with the use of the Logistics Company’s public stock; once it becomes an independent public company. This could happen through merger with an operating public entity in a similar or ancillary field or by spin-off from Daniels.

During the quarter, Daniels professionals developed a plan of consolidation for the launch of "Logistics Company" within several fragmented niches of the Logistics industry.  The niches pinpointed - through significant valuation and due diligence reviews - are Trucking, International & Domestic Freight Forwarding and Drayage & Cross Dock Trucking. It was determined that initial consolidation efforts will commence and be concentrated in the key US Hub Cities of New York , New Jersey , Los Angeles, Chicago, Las Vegas and Miami, Florida.

Current Client Project # (2) Award-winning Entertainment, Full Service Film, Television, Video, Audio and Digital Media Production Company –

Daniels will be incubating a satellite company of the Parent, Entertainment Company within its corporate structure.  This could mean immediate sales and earnings for this subsidiary of Daniels.  Daniels will help develop methods of accelerating growth primarily for launch of existing, available intellectual properties that will all be transferred for digital sale and licensing.

The Entertainment Company was founded by award winning, writer-directors.  Over fifty films have been written, directed and produced for national networks such as PBS, History Channel, A&E, AMC, Comcast Sports, Documentary Channel, Fox Sports and more.

The Client Company’s business is currently concentrated in areas with the potential for exponential increases in revenues and corresponding EIBITDA:

a)	Sale and licensing of inventory: completed films, books and screenplays;

b)	Marketing of seven books (original titles) through online sites that sell hard copies as well digital Download and purchase of books;

c)
Original Productions and Media Content Creation: Daniels will analyze the market niches for consensus expansion, help to hand pick the talent for an Advisory Board of accomplished Producers/Writers/Digital experts and other industry talent.  Daniels will determine the needed contribution of each of these specialists and their proportionate share of the equity in the incubated, Entertainment Subsidiary of Daniels;

d)
Digitalization of the film archives in order to license footage to clients who integrate it with their own content. Daniels industry specific/financial specialists will work with the Advisory Board in their Prioritizing of the digitalization process based upon analysis of the value and popularity of the Footage.

 OPTIMUM GROWTH STRATEGY:

Plans are being formulated by Daniels to expand the Media Client’s competitive edge and overall size through their becoming a public company.  This Corporate Strategy Advisory Client of Daniels will then possess the abilities to raise larger sums of expansion capital as well as to use its publicly-traded common stock to incentivize additional Advisory Board talents in the creation of productions for selective market-niches in the Entertainment/Media Industry possessing the greatest growth prospects over the next several years.

Sales and Marketing

We will concentrate our corporate strategy consulting/merchant banking services specialties in the nano-cap segment of the public market, where we believe we will be effective.  We expect to increase our marketing efforts, in addition to those methods already mentioned above, through direct chairman to chairman contact with other nano-cap companies.  Our objective is to create and manage accelerated expansion strategies and in so doing, to provide interim capital infusions from our own working capital reserves to implement consulting assignment results.  A key element in our sales/marketing campaign is to acquaint the client with one of our main objectives: the preparation of its management for financing/deal negotiations with major financial institutions, those private equity, venture capital, and/or mezzanine debt companies, with the capital reserves and networking ability to raise significant amounts of capital effectively.

These institutions now require more stringent requirements and higher fees from banking clients.  Potential borrowers must share equity risk through their pledging of internal cash reserves.  To meet these client challenges, we, through our network of capital resources, will advise our client senior management on structure and negotiation of the interim bridge capital necessary to meet the lending qualifications of interested financial institutions.  We will then advise management on the arrangement of permanent, outsourced, major financing for the client to complete joint-venture and acquisition deals of major proportions.  The goal of our corporate consulting/development strategy is the acceleration of client growth in all forms, internal as well as external, with less equity dilution than any other form of currently available financing.

Competition

We believe that existing and new competitors will continue to improve their services and introduce new services with competitive price and performance characteristics.

In periods of reduced demand for our services, we can either choose to maintain market share by reducing our prices to meet competition or maintain prices, which would likely sacrifice market share.  Sales and overall profitability could be reduced in either case.  In addition, competitors may enter our existing markets, or we may be unable to compete successfully against existing or new competition.

The corporate financial services merchant banking/private equity industries are very competitive and fragmented in the market niche in which Daniels Corporate Advisory operates.  There are limited barriers to entry and new competitors frequently enter the market.  A significant number of our competitors possess substantially greater resources than we possess.  Additionally, we face substantial competition for potential clients and for technical and professional personnel from providers of similar financial specialties, which range from giant national companies headquartered on Wall Street to local well known affiliates of some of the largest accounting firms in the United States.

Large national companies that offer corporate financial consulting and merchant banking services capabilities could easily expand into the nano-cap niche intended for occupation by Daniels Corporate Advisory.  Other companies with whom we compete include the affiliates of well known, national accounting firms.  Numerous, local, owner-operated finder entities and their capital referral networks are also competitors, and each geographical market generally has many competitors.  National and regional consulting firms also offer similar financial advisory services and capital networking advice.  In addition, we will always be exposed to the risk that certain of our prospective clients will decide to hire full-time senior corporate development, market-planning and finance executives who can provide the relevant services internally.

Employees

As of the date of this prospectus, Daniels Corporate Advisory has one full-time employee and five part-time independent contractor consultants.  Daniels Corporate Advisory is not a party to a collective bargaining agreement with its employee and Daniels Corporate Advisory believes that its relationship with its employee is satisfactory.

Daniels Corporate Advisory currently anticipates the hire of a Senior Vice President – Corporate Development upon effectiveness of this Registration Statement.   It will hire additional employees in the next six months, dependent upon the level of success in the placement of shares from this Offering.  Daniels Corporate Advisory does not feel that it would have any difficulty in locating needed expert/professionals in the New York metropolitan area.

From time-to-time, Daniels Corporate Advisory anticipates that it will use the services of independent contractors as consultants to support its business development or that of its clients.  Daniels Corporate Advisory believes its future success depends in large part upon the continued service of its senior management personnel and its ability to attract and retain highly qualified managerial personnel.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected.  Competition for senior management personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives, or attract and retain high-quality senior executives in the future.  Such failure could materially and adversely affect our future growth and financial condition.

Properties

Daniels Corporate Advisory’s operational headquarters are located at Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375.  Our office space is provided by Arthur D. Viola, our key officer, director, and controlling stockholder at no charge.  As our business grows, we may be forced to move to other offices and pay rent.  We believe that our existing facilities are adequate for our current needs for the foreseeable future and if additional space is needed, it would be available on favorable terms at an acceptable location.

Legal Proceedings

Daniels Corporate Advisory is not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation.  We will seek to minimize disputes with our customers and others but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion reflects our plan of operation.  This discussion should be read in conjunction with the financial statements which are attached to this prospectus.  This discussion contains forward-looking statements, including statements regarding our expected financial position, business and financing plans.  These statements involve risks and uncertainties.  Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

Unless the context otherwise suggests, “we,” “our,” “us,” and similar terms, as well as references to “Daniels Corporate Advisory,” all refer to Daniels Corporate Advisory Company, Inc. as of the date of this prospectus.  See “Business.”

Seasonality

Our proposed business is not subject to seasonality.

Impact of Inflation

General inflation in the economy has driven the operating expenses of many businesses higher.  We will continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls.  While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results.  However, inflation may become a factor in the future.

Impact of Current Economic Times

The current recessionary times have caused serious delays in the growth plans of a substantial number of nano-cap, public companies.  Sales are sluggish and for the most part, down sharply, depending on the industry.  As a result, operating costs are up significantly as many businesses cannot cut fixed overhead without hurting future turnaround results during an improved economy.  Our strategic plan includes the development of methods for reduction of costs and maximizing of efficiencies; through improved internal operating procedures and controls.

We believe we will achieve growth through these times by direct marketing to other service providers and partnering with them in the servicing of their, as well as our own, clients in the implementation of jointly-developed growth plans.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported.  Note 1 of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements.  Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition or results of operations.  Specifically, critical accounting estimates have the following attributes:

·	We are required to make assumptions about matters that are highly uncertain at the time of the estimate; and

·	Different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty.  We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances.  These estimates may change as new events occur, as additional information is obtained and as our operating environment changes.  These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known.  Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes.  These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants.  Actual results could differ from these estimates.

Results of Operations – For the Six Months ended May 31, 2013

Revenues

Sales for the three months ended May 31, 2013 were $50,000 compared to $114,000 for the six months ended May 31, 2012 resulting in a decrease of $64,000. Since our business model revolves around servicing a small volume of clients with a high level of service we expect large variances from quarter to quarter. The Revenue from 2013 represented our third major client which is more representative of our activities in this growth phase.

Operating Expenses

During the six months ended May 31, 2013, we incurred $121,103 in expenses, compared to $118,515 in the same period ended May 31, 2012 an increase of $2,588. The major expense of the Company in each quarter presented currently is $100,000 in accrued wages for both periods along a small amount of operational cost and professional fees incurred during the three months ended.

Other Income (Expenses)

During the six months ended May 31, 2013, incurred a loss of $678, compared to $0 in the same period ended May 31, 2012 an increase of $678. This resulted from the sale of one of the Company's two long term investments both of which are marketable securities. This was the total realized loss and the only other item reported.

Net Income

The Company had a net loss for the three months ended May 31, 2013 of $71,781 compared to a net loss of $4,515 for the three months ended May 31, 2012. This increase of $67,266 was reflected totally in the income of the Company described above. The Company has established a solid consistent fixed cost of operations as it builds the sales pipeline from quarter to quarter.

Results of Operations – For the Three Months ended May 31, 2013

Revenues

Sales for the three months ended May 31, 2013 were $50,000 compared to $114,00 for the three months ended May 31, 2012 resulting in a decrease of $64,000. As described in the six month comparison, since our business model revolves around servicing a small volume of clients with a high level of service we expect large variances from quarter to quarter. The Revenue from 2013 represented our third major client which is more representative of our activities in this growth phase.

Operating Expenses

During the three months ended May 31, 2013, we incurred $68,064 in expenses, compared to $65,110 in the same period ended May 31, 2012 an increase of $2,954. The major expense of the Company in each quarter presented currently is $50,000 in accrued wages for both periods along a small amount of operational cost incurred during the three months ended.

Other Income (Expenses)

During the three months ended May 31, 2013, incurred a loss of $678, compared to $0 in the same period ended May 31, 2012 an increase of $678. This resulted from the sale of one of the Company's two long term investments both of which are marketable securities. This was the total realized loss and the only other item reported and is the same as was reported in the six month period.

Net Income

The Company had a net loss for the three months ended May 31, 2013 of $18,742 compared to a net income of $48,890 for the three months ended May 31, 2012. This additional loss of $67,632 was reflected totally in the income of the Company described above for the six month period. The Company has established a solid consistent fixed cost of operations from quarter to quarter and year over year as it builds the sales pipeline from quarter to quarter.

Comparison of the Year Ended November 30, 2012 to the Year Ended November 30, 2011

Revenues

Sales for the year ended November 30, 2012 were $114,000 compared to $0 for the year ended November 30, 2011 an increase of $114,000. This reflects a signing of the second new major customer of the Company, which had no billing in the same period last year.

Operating Expenses

During the year ended November 30, 2012, we incurred $249,198 in expenses, compared to $273,987 in the same period ended November 30, 2011 a decrease of $24,789. The major expense of the Company currently is $200,000 in accrued wages for both periods along with professional fees incurred during both the years ended November 30, 2012 and November 30, 2011 related to the Company’s recently completed S-1 filing.

Net Income

The Company had a net loss for the year ended November 30, 2012 of $135,198 compared to a net loss of $273,987 for the year ended November 30, 2011. This decrease of $138,789 was in majority due to the sales increase described above.

Liquidity and Capital Resources

Our primary source of liquidity has been expenses paid by Arthur D. Viola, our sole officer and director and controlling stockholder.  No proceeds of this offering will be used to reimburse Mr. Viola; who will be reimbursed out of the gross profits of initial consulting assignments.  As of May 31, 2013, we had $19,265 in cash and cash equivalents and a working capital deficit of $1,083,068.

Financing Activities

We will have to raise capital by means of borrowings or through a private placement or a subsequent registered offering..  At present, we do not have any commitments with respect to future financings.  If we are unable to raise adequate capital, in the near term, to finance all phases of a client corporate consulting assignment, our proposed business will experience slow growth because it will be very hard to compete for business without a sound capital base to support advisory and implementation efforts on our suggested corporate growth strategies.

At present, we do have sufficient capital on hand to fund very limited operations for the immediate future.  Our consulting income on current and expected assignments (and continued support from Arthur D. Viola, our key officer and director, is believed to be sufficient to support current capital demands.  Management estimates that we will need at least $2 million to fund client corporate development consulting projects over the next 12 months.  However, even if limited funds are raised, consulting services can still be provided for Phase One of assignments, (the providing of consulting expertise).  Phase Two, (the providing of short term capital to client companies), will have to be curtailed because of a limited capital raise or be provided by Mr. Viola and/or a joint-venture partner who will share in the potential revenues from Phase Two portions of any project.  This joint-venture sharing will limit the amount of profit we can earn in any one project.

Limited growth prospects, because of lack of sufficient capital to implement results of corporate consulting assignments, may very well not produce sufficient profit to cover the costs that will now be incurred by Daniels Corporate Advisory.  Legal and accounting expenses are significant for a reporting company and we will have to cover them out of limited consulting operations fees due to lack of adequate funding.  This may place additional constraints on the growth prospects of Daniels Corporate Advisory as it may have to curtail added assignments for lack of adequate working capital to manage these new assignments.  If sufficient capital is not raised over the next 12 months, the limited consulting assignments current available will not be sufficient to sustain our long term operations as a public company, and we could fail.

Quantitative and Qualitative Disclosures About Market Risk

We conduct all of our transactions in U.S. dollars.  We are, therefore, not directly subject to the risks of foreign currency fluctuations and do not hedge or otherwise deal in currency instruments in an attempt to minimize such risks.

Stock-Based Compensation

We recognize compensation cost for stock-based awards based on the estimated fair value of the award on date of grant.  We measure compensation cost at the grant date based on the fair value of the award and recognize compensation cost upon the probable attainment of a specified performance condition or over a service period.

Recently Issued Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165” or ASC 855).  SFAS 165 (ASC 855) establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  SFAS 165 (ASC 855) sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  SFAS 165 (ASC 855) was effective for interim or annual financial periods ending after June 15, 2009.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (“SFAS 168” or ASC 105-10).  The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  SFAS 168 (ASC 105-10) was effective for interim and annual periods ending after September 15, 2009.  All existing accounting standards are superseded as described in SFAS 168.  All other accounting literature not included in the Codification is non-authoritative.  The Codification did not have a significant impact on our financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

MANAGEMENT

Executive Officers and Directors of Daniels Corporate Advisory

The following table sets forth information concerning the directors and executive officers of Daniels Corporate Advisory and Daniels Corporate Advisory as of the date of this prospectus:

Name	Age	Position(s)	Position(s) Held Since
Arthur D. Viola Gary Cella	61 57	Chairman of the Board, President and Chief Executive Officer, Secretary Senior Vice President – Corporate Development	2002 2013

The members of Daniels Corporate Advisory’s board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors.  The number of the directors may be fixed from time to time by resolution duly passed by Daniels Corporate Advisory’s board.  Daniels Corporate Advisory board has fixed the number of Daniels Corporate Advisory’s directors at one.

Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal.  Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office.  The directors elect officers annually.  There are no family relationships among Daniels Corporate Advisory’s directors and officers.

We may employ additional management personnel, as Daniels Corporate Advisory’s board of directors deems necessary.  Daniels Corporate Advisory has not identified or reached an agreement or understanding with any other individuals to serve in management positions, but does not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for Daniels Corporate Advisory’s directors and executive officers are set forth below.

Arthur D. Viola, 61, has been our chairman, president, chief executive officer and a director since September, 2002. In 1981, Mr. Viola founded The Viola Group, Inc., a New York based public company which acquired, and managed private companies.  From 1990 to the present, Mr. Viola has served as senior partner of Daniels Corporate Advisory Co., a New York based private company, which is a predecessor of the registrant, and which advised and helped grow small public companies.  Previously, Mr. Viola was involved in mergers and acquisitions as an AVP Corporate Finance/M &A Department of Bank of America, (1980 1982) as a Senior Acquisitions/Market-Planner at Gulf & Western (1978 1979) and as a Senior Acquisitions Analyst at Crane Co., (1975 1978) and was an account manager for Citibank, N.A. (1971 1974) in their Institutional Investment Management Department.  Mr. Viola attended New York University (Advanced work in Corporate Mergers and Acquisitions) and the New York University Real Estate Institute for Real Estate Development. He received an MBA from Pace University (Financial Management & Accounting) and a BA from Iona College (Economics and Finance).

While Mr. Viola is currently the sole director of the Daniel Corporate Advisory, our board will be expanded upon adequate funding.  Mr. Viola has many years of experience as a financial/corporate development team participant in corporate strategies (joint-ventures, mergers and acquisitions, leveraged buyouts, new product/division launches, and divestitures) and their negotiation, analysis and implementation.  He has experienced their resulting effects and participated in their adjustment /refinement within business units of some of the largest corporations in the United States; all Fortune 500 companies.  Along with making his transition from a big business unit financial/corporate development professional to small business senior management, Mr. Viola furthered his career through on-going specialized senior executive education programs in a variety of specialties at the well respected New York universities named in the preceding paragraph.  He developed several financial models that integrated financial and operational skills of his Fortune 500 experience for integration into small private and public companies.

Gary Cella, 57, is currently the Senior Vice President of Business Development with the Company. For over 25 years Mr. Cella has been providing exceptional financial and business development consultant service to businesses in the U.S and abroad. The range of companies that he has provided his services include new start ups to Fortune 100 companies like General Instrument Corporation and Northrop Grumman Corporation. Some of the less conventional areas where Mr. Cella has been involved with include working with Virtual Defense & Development Inc in building forensic laboratories throughout Latin America and helping arrange the purchase of MIG-29 high performance aircrafts from the government of Moldova by the United Sates Pentagon.

Mr. Cella was either the founder or senior partner of two public companies that were in the health care field. Both companies were acquired by other organizations. Mr. Cella was recognized for his excellence in work with both private and public companies by the economic development board  in the State of Connecticut were he assisted in restructuring investments in order to recoup losses. With respect to his field of expertise Mr. Cella has appeared on nationally syndicated television and radio programs including CNN and CNBC, as well as in major newspapers such as The New York Post, The New York Times, The Wall Street Journal, and others.  Outside of finance, Mr. Cella has offered his services to the church council of Saint Mary’s in Greenwich, The Cos Cob Fire Department, and the Civil Air Patrol. Mr. Cella is a Navy Reservist and author.

Committees of the Board

We do not currently have an Audit, Executive, Finance, Compensation, or Nominating Committee, or any other committee of the board of directors.  However, Daniels Corporate Advisory has adopted charters for these committees, in the event that Daniels Corporate Advisory elects to implement them.  At the present time, we do not have any plans to implement the committees and cannot predict when we might do so.  Copies of the charters for each proposed committee are attached to this prospectus as exhibits.

The responsibilities of these committees are fulfilled by Daniels Corporate Advisory’s sole director, Mr. Viola.  He participates on all these committees and is not considered “independent” as defined under Rule 4200(a)(15) of the NASD’s listing standards described below, as Daniels Corporate Advisory’s financial constraints have made it extremely difficult to attract and retain qualified independent board members.  In addition, Daniels Corporate Advisory does not currently have an “audit committee financial expert” as such term is defined in the Securities Act.  Since Daniels Corporate Advisory does not have any of the subject committees, Daniels Corporate Advisory’s sole director, Mr. Viola, participates in all of the considerations with respect to Daniels Corporate Advisory’s audit, compensation and nomination deliberations.

Rule 4200(a)(15) of the NASD’s listing standards defines an “independent director” as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The following persons shall not be considered independent:

·	A director who is, or at any time during the past three years was, employed by the company;

·
A director who accepted or who has a Family Member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than as an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.  Provided, however, that in addition to the requirements contained in this paragraph, audit committee members are also subject to additional, more stringent requirements under Rule 4350(d);

·	A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

·
A director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

·
A director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

·
A director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

We hope to add qualified independent members of Daniels Corporate Advisory’s board of directors at a later date, depending upon Daniels Corporate Advisory’s ability to reach and maintain financial stability.

Audit Committee

The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board when performing the functions of what would generally be performed by an audit committee.  The board approves the selection of Daniels Corporate Advisory’s independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting.  In addition, the board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants Daniels Corporate Advisory’s annual operating results, considers the adequacy of Daniels Corporate Advisory’s internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Daniels Corporate Advisory has determined that Arthur D. Viola is a financial expert as defined by Section 407 of The Sarbanes-Oxley Act of 2002.  However, Mr. Viola is not independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.  In order to be considered to be independent, a member of an audit committee of a listed issuer that is not an investment company may not, other than in his capacity as a member of the audit committee, our board of directors or any other board committee:

·
Accept directly or indirectly any consulting, advisory or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

·	Be an affiliated person of the issuer or any subsidiary thereof.

Mr. Viola has acquired the status of financial expert through experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, and overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

Nomination Committee

The size of Daniels Corporate Advisory’s board, at this time, does not require a separate nominating committee.  When evaluating director nominees, Daniels Corporate Advisory’s sole director, Mr. Viola, will consider the following factors:

·	The appropriate size of Daniels Corporate Advisory’s board of directors;

·	Daniels Corporate Advisory needs with respect to the particular talents and experience of Daniels Corporate Advisory’s directors;

·
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;

·	Experience in political affairs;

·	Experience with accounting rules and practices; and

·	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

Daniels Corporate Advisory goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in Daniels Corporate Advisory’s best interests as well as Daniels Corporate Advisory’s stockholders.  In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service.  Current members of the board with skills and experience that are relevant to Daniels Corporate Advisory’s business and who are willing to continue in service are considered for re-nomination.  If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the board are polled for suggestions as to individuals meeting the criteria described above.  The board may also engage in research to identify qualified individuals.  To date, Daniels Corporate Advisory has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although Daniels Corporate Advisory reserve the right in the future to retain a third party search firm, if necessary.  The board does not typically consider stockholder nominees because it believes that its current nomination process is sufficient to identify directors who serve Daniels Corporate Advisory’s best interests.

Section 16(a) Beneficial Ownership Reporting Compliance

Following the effective date of the registration statement of which this prospectus is a part, under Section 16(a) of the Exchange Act, the directors and certain of the officers, and persons holding more than 10 percent of Daniels Corporate Advisory’s common stock will be required to file forms reporting their beneficial ownership of Daniels Corporate Advisory’s common stock and subsequent changes in that ownership with the Securities and Exchange Commission.  Such persons will also be required to furnish management with copies of all forms so filed.

Communication with Directors

Stockholders and other interested parties may contact the sole director of Daniels Corporate Advisory by writing to him at Daniels Corporate Advisory Company, Inc., c/o Arthur D. Viola, Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375.

Our sole director, Mr. Viola, has approved a process for handling letters received by Daniels Corporate Advisory and addressed to any of Daniels Corporate Advisory’s directors.  Under that process, the Secretary reviews all such correspondence and regularly forwards to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Secretary, deal with functions of the board or committees thereof or that he otherwise determines requires their attention.  Directors may at any time review a log of all correspondence received by Daniels Corporate Advisory that is addressed to members of the board and request copies of such correspondence.

Conflicts of Interest

From time to time, one or more of Daniels Corporate Advisory’s affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that Daniels Corporate Advisory own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with Daniels Corporate Advisory with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of Daniels Corporate Advisory and other businesses with which Daniels Corporate Advisory’s affiliates are associated.  Daniels Corporate Advisory affiliates are in no way prohibited from undertaking such activities, and neither Daniels Corporate Advisory nor its stockholders will have any right to require participation in such other activities.

With respect to transactions involving real or apparent conflicts of interest, hawse have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to Daniels Corporate Advisory at the time it is authorized or approved by our directors.

Code of Ethics for Senior Executive Officers and Senior Financial Officers

Daniels Corporate Advisory has adopted a Code of Ethics for Senior Executive Officers and Senior Financial Officers that applies to its president, chief executive officer, chief operating officer, chief financial officer, and all financial officers, including the principal accounting officer.  The code provides as follows:

·
Each officer is responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by Daniels Corporate Advisory with the Securities and Exchange Commission or disclosed to Daniels Corporate Advisory’s stockholders and/or the public.

·
Each officer shall immediately bring to the attention of the audit committee, or disclosure compliance officer, any material information of which the officer becomes aware that affects the disclosures made by Daniels Corporate Advisory in its public filings and assist the audit committee or disclosure compliance officer in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the Securities and Exchange Commission.

·
Each officer shall promptly notify Daniels Corporate Advisory’s general counsel, if any, or the president or chief executive officer as well as the audit committee of any information he may have concerning any violation of our Code of Business Conduct or Daniels Corporate Advisory’s Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in Daniels Corporate Advisory’s financial reporting, disclosures or internal controls.

·
Each officer shall immediately bring to the attention of Daniels Corporate Advisory’s general counsel, if any, the president or the chief executive officer and the audit committee any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to Daniels Corporate Advisory and the operation of our business, by Daniels Corporate Advisory or any of its agents.

·
Any waiver of this Code of Ethics for any officer must be approved, if at all, in advance by a majority of the independent directors serving on Daniels Corporate Advisory’s board of directors.  Any such waivers granted will be publicly disclosed in accordance with applicable rules, regulations and listing standards.

We will provide to any person without charge, upon request, a copy of our Code of Ethics.  Any such request should be directed to our corporate secretary at Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375, telephone (347) 242-3148, or by e-mail at Onewallstreetn@aol.com.  The information contained in our web site shall not constitute part of this prospectus.

Daniels Corporate Advisory principal executive offices are located at Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375.  Our email address is Onewallstreetn@aol.com.

Summary of Cash and Certain Other Compensation

At present Daniels Corporate Advisory has only one executive officer.  The compensation program for future executives will consist of three key elements which will be considered by a compensation committee to be appointed:

·	A base salary;

·	A performance bonus; and

·	Periodic grants and/or options of our common stock.

Base Salary.  Daniels Corporate Advisory chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by our chief executive officer.

Performance Bonus.  A portion of each officer’s total annual compensation is in the form of a bonus.  All bonus payments to officers must be approved by our compensation committee based on the individual officer’s performance and company performance.

Stock Incentive.  Stock options are granted to executive officers based on their positions and individual performance.  Stock options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers.  The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation.  See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters Securities Authorized for Issuance under Equity Compensation Plans.”

Compensation to our officers and employees will be paid only when we have sufficient funds for that purpose.  At present, we do not possess such funds.

Summary Compensation Table

The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer, chief financial officer and the other highest-paid executive officers serving as such at the end of 2009 whose compensation for that fiscal year was in excess of $100,000.  The individuals named in the table will be hereinafter referred to as the “Named Officers.”  No other executive officer of Daniels Corporate Advisory received compensation in excess of $100,000 during fiscal years 2009 through 2013.

We currently have only one executive officer.  Our tables reflect the total compensation accrued for the years indicated.  The amounts consist of a base salary only for those periods.  Due to operating limitations and results of operations during those periods listed there were no performance bonuses or grants of options and or stock incentives.  This does not preclude future periods from including such amounts.  There was no interest accrued on these amounts nor will we accrue interest on such amounts.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Arthur D. Viola	2009	200,000	-0-	-0-	-0-	-0-	-0-	-0-	200,000
Arthur D. Viola	2010	200,000	-0-	-0-	-0-	-0-	-0-	-0-	200,000
Arthur D. Viola	2011	200,000	-0-	-0-	-0-	-0-	-0-	-0-	200,000
Arthur D. Viola	2012	200,000	-0-	-0-	-0-	-0-	-0-	-0-	200,000
Arthur D. Viola	2013	100,000	-0-	-0-	-0-	-0-	-0-	-0-	100,000

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of our named executive officers as of the end of our last completed fiscal year, November 30, 2012:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Arthur D. Viola (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
__________
(1)	Daniels Corporate Advisory chief executive officer.

Director Compensation

The following table provides concerning the compensation of our directors as of the end of our last completed fiscal year, November 30, 2012, and for the six months ended May 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Arthur D. Viola	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Employment Agreements

As of the date of this prospectus, Daniels Corporate Advisory does not have any employment agreements with its employees.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Daniels Corporate Advisory has had no disagreements with its accountants on accounting and financial disclosure.

CERTAIN TRANSACTIONS

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Arthur D. Viola is a promoter, pursuant to the rules of the SEC.  As of the date of the registration statement to which this prospectus is an integral part; he is the control shareholder of Daniels.   Mr. Viola owns 2,454,500 shares of our common stock.  In addition, Mr. Viola owns 50,000 shares of our super voting preferred stock which gives him the power to vote an additional 25,000,000 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the date of this prospectus.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, information concerning ownership of our securities by:

·	Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

·	Each person who beneficially owns shares of our outstanding preferred stock;

·	Each of our directors;

·	Each of our named executive officers; and

·	All directors and officers as a group.

Name and Address of Beneficial Owner (1)	Common Stock Beneficially Owned (2)		Preferred Stock Beneficially Owned (2)
	Number	Percent	Number	Percent
Arthur D. Viola (3)	2,454,500	24.8	50,000	100
Gary Cella, Senior Vice President	240,000	2.43
All directors and officers as a group (two persons) (2)	2,694,500	27.23	50,000	100

*	Less than one percent.
(1)
Unless otherwise indicated, the address for each of these shareholders is c/o Daniels Corporate Advisory Company, Inc., Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. As of August 29, 2013 there were 9,891,319 shares of our common stock issued and outstanding.
(3)
The 50,000 shares of our super voting preferred stock owned by Arthur D. Viola gives him the power to vote 25,000,000 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the date of this prospectus.

As indicated in the table above, Arthur D. Viola, our key officer and director, owns 50,000 shares of our preferred stock which equates to 100 percent of our preferred stock.  Our Super Voting preferred stock has voting rights equal to 500 shares of the our common stock for every one share of our preferred stock held, which equates to voting rights of 25,000,000 shares of the our common stock.  The voting rights of our common stock contained in our preferred stock along with the 2,454,500 common shares will provide Mr. Viola with voting rights equal to 27,454,500 shares of our common stock, which amount exceeds the outstanding shares of our common stock.  As a result, Arthur D. Viola is able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.  This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

During the last five years, Arthur D. Viola, a citizen of the United States, has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and was not party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

·	The operation of which may at a subsequent date result in a change in control of the registrant; or

·	With respect to the election of directors or other matters.

DESCRIPTION OF SECURITIES

The authorized capital stock of Daniels Corporate Advisory consists of 750,000,000 shares of common stock, par value $0.001 per share (the “common stock”) and 50,000,000 shares of preferred stock, par value $0.001 per share (the “preferred stock”).  As of the date of this prospectus, 9,891,319 shares of our common stock were issued and outstanding and 50,000 shares of our preferred stock are issued and outstanding.

The following description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of Daniels Corporate Advisory’s articles of incorporation and bylaws.

Preferred Stock

Mr. Viola, our sole director, has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on the rights.  The holders of our preferred stock do not have any cumulative voting rights or preemptive or subscription rights by virtue of their ownership of our preferred stock.  The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters.  The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock.  Likewise, any issuance may have the effect of delaying, deferring or preventing a change in control of Daniels Corporate Advisory. Pursuant to the Certificate of Designation, Preferences and Rights of Preferred Stock of Daniels Corporate Advisory Company, Inc. filed on August 4, 2010, with the Secretary of State of Nevada, our board adopted a resolution creating a series of 50,000 preferred shares which possessed the following characteristics:

·
Liquidation Rights.  Upon the dissolution, liquidation or winding up of Daniels Corporate Advisory, whether voluntary or involuntary, the holders of the then outstanding shares of preferred stock shall be entitled to receive out of the assets of Daniels Corporate Advisory the sum of $0.001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on the common stock, or any other class of capital stock of Daniels Corporate Advisory ranking junior to the preferred stock.

·	No Conversion. The shares of the preferred stock shall not be convertible into shares of the common stock, preferred stock, or any other securities of Daniels Corporate Advisory.

·
Preferred Status.  The rights of the shares of the common stock shall be subject to the preferences and relative rights of the shares of the preferred stock.  Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the preferred stock, Daniels Corporate Advisory shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the preferred stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of Daniels Corporate Advisory described in Paragraph 2 above.

·
Restriction on Dividends.  If any shares of the preferred stock are outstanding, Daniels Corporate Advisory shall not, without the prior written consent of the holders of not less than two-thirds (2/3) of the then outstanding shares of the preferred stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of the common stock.

·
Vote to Change the Terms of the Preferred Stock.  Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the preferred stock, Daniels Corporate Advisory shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the preferred stock.

·
Voting.  On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder multiplied by 500.  If no such record date is established, the date to be used for the determination of the stockholders entitled to vote on such matters shall be the date on which notice of the meeting of stockholders at which the vote is to be taken is marked, or the date any written consent of stockholders is solicited if the vote is not to be taken at a meeting.  The holders of preferred stock shall not vote as a separate class, but shall vote with the holders of the common stock.  Except as otherwise may be provided by law, the holders of the preferred stock shall be entitled to one vote on all matters submitted to the vote of the holders of the preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders.  The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, (but presently by our sole director, Mr. Viola), out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above.  In the event of the dissolution, liquidation or winding up of Daniels Corporate Advisory, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of State of Nevada.  Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors.  All outstanding shares of the common stock are fully paid and non-assessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Daniels Corporate Advisory with any corporation, or any liquidation or disposition of any substantial assets of Daniels Corporate Advisory.

Options

As of the date of this prospectus, we have not issued any options to purchase shares of our common stock, although we may do so in the future.

Transfer Agent

The transfer agent of our common stock is Island Stock Transfer, 100 Second Avenue South, Suite 705-S, St. Petersburg, Florida, 33701. Telephone (727) 289-0010, facsimile (727) 289-0069, and e-mail: www.islandstocktransfer.com

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

General

Provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action.  These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

Board of Directors

The business and affairs of Daniels Corporate Advisory are managed under the direction of our board of directors, which currently consists of one member, Arthur Viola, key officer.  The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors.

Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director’s successor shall have been elected and qualified or until his earlier death, resignation, or removal.  No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.  Our board of directors may not have less than one member.  There is no limit on the maximum size of our board.

Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Meetings of Stockholders

Our bylaws provide that a special meeting of our stockholders may only be called by:

·	Our chairman of the board, or our president if there is no chairman;

·	The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

·	Our board of directors by means of a duly adopted resolution.

Special stockholder meetings may not be called by any other person or in any other manner.  Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting.  Our articles of incorporation do not permit our stockholders to take an action by written consent unless the action to be taken and the taking of that action by written consent have been approved in advance by our board of directors.

The next annual meeting of our stockholders will be held in 2013, on a date and at a place and time designated by our board of directors.

Limitation of Liability

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.  In addition, Daniels Corporate Advisory is authorized to indemnify its agents, including without limitation, directors and officers, whether by bylaw, agreement or otherwise, to the fullest extent permissible under Nevada law.

Our bylaws contain similar indemnification and limitation of liability provisions.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Daniels Corporate Advisory under the indemnification provisions, or otherwise, Daniels Corporate Advisory is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Bylaws

Under our articles of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation permit us to limit the liability of our directors to the fullest extent permitted under the Nevada Revised Statutes.  As permitted by Nevada law, our bylaws and articles of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of Daniels Corporate Advisory.  To the fullest extent allowed by the Nevada Revised Statutes, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability.  However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of our bylaws and articles of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our articles of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our articles of incorporation are necessary to attract and retain qualified persons for these positions.  No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time.  Under the terms of this offering, the shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

In the future following the date of this prospectus, shares of our outstanding common stock may be issued and sold by Daniels Corporate Advisory in private transactions in reliance upon exemptions from registration under the Securities Act and not registered for resale.  Such shares may be sold only pursuant to an effective registration statement filed by Daniels Corporate Advisory or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

·
If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

·
If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

·
Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

SELLING SHAREHOLDERS

We are registering a total of 4,990,250 shares of common stock, all of which shares were issued as original founder shares or in private placement transactions in July 2013 and August 2013.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 29, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Shares Beneficially Owned Prior to the Offering (1)		Shares Being	Shares Beneficially Owned After the Offering (1)
Name and Address of BeneficialOwner	Number	Percentage (2)	Offered	Number	Percentage (2)
Angela Sangirardi	243,750	2.46	243,750	0	0
Nicholas Viola	375,000	3.79	375,000	0	0
Central Consulting, LLC (3)	244,250	2.47	244,250	0	0
Denise Notaro	480,000	4.85	480,000	0	0
Camille & Mike Slepian	238,500	2.41	238,500	0	0
Carol & Bill Sirico	243,750	2.46	243,750	0	0
Gary Cella	240,000	2.43	240,000	0	0
Marino Amoruso	240,000	2.43	240,000	0	0
Myma Weinstein	240,000	2.43	240,000	0	0
Broadleaf Capital Partners, Inc. (4)	225,000	2.27	225,000	0	0
G&G Legacy, Inc. (5)	200,000	2.02	200,000	0	0
Anslow & Jaclin	20,000	*	20,000	0	0
Arthur Viola	2,454,500	24.82	2,000,000	454,500	4.59
Total	5,444,750	55.05	4,990,250	454,500	4.59

* Less than 1%.

(1)
Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling security holder has the sole investment and voting power with respect to all shares shown as beneficially owned by such selling security holder, except as otherwise indicated in the footnotes to the table.

(2)	As of August 29, 2013, there were 9,891,319 shares of common stock issued and outstanding.
(3)	[Insert Name] has voting and dispositive control over securities held by this entity.
(4)	[Insert Name] has voting and dispositive control over securities held by this entity.
(5)	[Insert Name] has voting and dispositive control over securities held by this entity.

PLAN OF DISTRIBUTION

The Offering

We are offering up to 2,600,000 shares of common stock on a self-underwritten basis. The offering price is $0.50 per share. Funds from this offering will not be placed in a separate bank account.  We will have immediate use of the net proceeds. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. There are no finders involved in our distribution.

You will not have the right to withdraw your funds during the offering.

We will sell the shares in this offering through our officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We hereby confirm that our directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They will continue to be our officers and directors at the end of the offering and have not been, during the last twelve months a broker/dealer or associated with a broker/dealer. They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the Securities and Exchange Commission, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Our officers and directors will also distribute the prospectus to potential investors at meetings, to business associates, and to friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

The Company reserves the right to sell the securities in this offering though a placement agent, broker, dealer, finder, underwriter and/or wholesaler.  We will provide an applicable prospectus supplement (i) the identity of any underwriter, dealer or agent, (ii) any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, (iii) any discounts, concessions or commissions allowed by underwriters to participating dealers, (iv) the amounts underwritten; and (v) the nature of the underwriter’s or underwriters’ obligation to take the securities. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The Resale

Our common stock is not listed on a public exchange. Prior to being actively quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. The selling security holders will sell some or all of their shares at a fixed price of $0.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Once our common stock is actively quoted on OTC Bulletin Board and a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Section 15(g) of the Exchange Act - Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	contains such other information and is in such form (including language, type, size, and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

●	with bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

Regulation M

Each of our officers and directors, who will promote the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the Securities and Exchange Commission and continue for a period of 365 days, or sooner if the offering is completed or otherwise terminated by us.

We will not offer to sell through the use or medium of any prospectus or otherwise any security until this registration statement is declared effective by the Securities and Exchange Commission.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.  Anslow & Jaclin, LLP will receive 20,000 shares of Common Stock for services rendered in connection with this Registration Statement.

EXPERTS

The financial statements for the two most recent fiscal years ended November 30, 2012 and 2011 have been audited by John Scrudato CPA, independent registered public accounting firm, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO STOCKHOLDERS

We will furnish our stockholders with an annual report which describes the nature and scope of our business and operations for the prior year and which will contain a copy of our audited financial statements for our most recent fiscal year.  In addition, we will furnish our stockholders with a proxy statement as required by the Exchange Act covering matters to be voted upon at our annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the shares being offered in this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC.  The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549.  Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

For further information with respect to Daniels Corporate Advisory and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus.  Any such information or representation must not be relied upon as having been authorized.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

We are subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K.  Our executive officers, directors and beneficial owners of 10 percent or more of our common stock also file reports relative to the acquisition or disposition of shares of our common stock or acquisition, disposition or exercise of any of our common stock purchase options or warrants.  These filings will be a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Further, the SEC maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

DANIELS CORPORATE ADVISORY COMPANY, INC.

UNAUDITED REPORT ON FINANCIAL STATEMENTS AND NOTES

FOR THE SIX MONTHS ENDED MAY 31, 2013 AND 2012

CONTENTS

Statements of Operations for the Six and Three Months Ended May 31, 2013 (unaudited) and May 31, 2012(unaudited)
Statements of Cash Flows for the Six Months Ended May 31, 2013 (unaudited) and May 31, 2012 (unaudited)
Statements of Comprehensive Loss for the Six Months ended May 31, 2013(unaudited) and May 31, 2012(unaudited)
Notes to Financial Statements (unaudited)

Daniels Corporate Advisory Company, Inc.
Balance Sheets

	May 31, 2013	November 30, 2012
	Unaudited	Audited
Assets

Total current assets - Cash and Cash Equivalents	$19,265	$82
Investments	114,000	118,000

Total Assets	$133,265	$118,082

Liabilities and Equity(Deficit)

Current liabilities
Accounts Payable and accrued expenses	$1,216,333	$1,129,369
Total Current Liabilities	1,216,333	1,129,369
Stockholder Loans	4,495	4,495
Total Liabilities	1,220,828	1,133,864
Commitments and Contingencies
Daniels Corporate Advisory Company, Inc.("DCAC") Shareholders' Deficit
Preferred Stock, $.001 par value; 50,000 shares authorized, 50,000 and 50,000 issued and outstanding	50	50
Common Stock, $001 par value; 10,000 shares authorized, 10,000 and 10,000 issued and outstanding	10	10
Additional paid-in-capital	3,873,726	3,873,726
Accumulated Deficit	(4,925,381)	(4,843,606)
Accumulated other comprehensive (loss)	(35,968)	(45,962)
Total Equity(Deficit)	(1,087,563)	(1,015,782)
Total liabilities and equity(Deficit)	$133,265	$118,082

"The accompanying notes are an integral part of these financial statements"

Daniels Corporate Advisory Company, Inc.
Statements of Operations

	For the Six Months Ended		For the Three Months Ended
	May 31, 2013	May 31, 2012	May 31, 2013	May 31, 2012
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$50,000	$114,000	$50,000	$114,000

Operating Expenses	121,103	118,515	68,064	65,110

Net Income(Loss) from Operations	(71,103)	(4,515)	(18,064)	48,890

Other Income (Expense):
Loss on sale of assets	(678)	0	(678)	0

Net Income(Loss) Before Provision for Income Taxes	(71,781)	(4,515)	(18,742)	48,890

Provision for income taxes	0	0	0	0

Net Income(Loss)	$(71,781)	$(4,515)	$(18,742)	$48,890

Basic and Diluted Loss Per Share	(7.18)	(0.45)	(1.87)	4.89

Weighted average number of shares outstanding	10,000	10,000	10,000	10,000

"The accompanying notes are an integral part of these financial statements"

Daniels Corporate Advisory Company, Inc.
Statements of Cash Flows

	For the Six Months Ended
	May 31, 2013	May 31, 2012
	Unaudited	Unaudited
Cash flows from operating activities:
Net income (loss)	$(71,781)	$(4,515)
Amortization of deferred consulting fees	0	(5,104)
Realized loss on securities	678	0

(Increase)decrease in other assets	4,000	(110,400)
(Increase)decrease in accounts receivable	0	0
Increase in accounts payable and accrued expenses	86,964	119,527
Net cash used in operating activities	19,861	(492)
Cash flows from investing activities:
Purchase of property, plant and equipment	0	0
Net cash provided(used) by investing activities	0	0
Cash flows from financing activities:
Recapture of unrealized losses	(10,000)	0
Proceeds from sale of assets	9,322	0
Payments to Stockholder Loans	0	330
Net cash provided(used) by financing activities	(678)	330

Increase in cash and equivalents	19,183	(162)

Cash and cash equivalents at beginning of period	82	173

Cash and cash equivalents at end of period	$19,265	$11

"The accompanying notes are an integral part of these financial statements"

Daniels Corporate Advisory Company, Inc.
Statements of Cash Flows

	For the Six Months Ended
	May 31, 2013	May 31, 2012
	Unaudited	Unaudited
CASH PAID DURING THE YEAR FOR:

Interest	$0	$0

Income taxes	$0	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Unrealized gain (loss) on securities	$9,994	$(5,104)

"The accompanying notes are an integral part of these financial statements"

Daniels Corporate Advisory Company, Inc.
Statement of Comprehensive Income (Loss)

	For the Six Months Ended
	May 31, 2013	May 31, 2012
	Unaudited	Unaudited

Net loss	$(71,781)	$(4,515)

Other comprehensive income (loss)	0	0

Unrealized gains(losses) arising during the period	9,994	(5,104)
Comprehensive income (loss)	$(61,787)	$(9,619)

"The accompanying notes are an integral part of these financial statements"

Daniels Corporate Advisory Inc.
Notes to Financial Statements
As of May 31, 2013 and 2012

NOTE 1-   ORGANIZATION AND BASIS OF PRESENTATION

Daniels Corporate Advisory Company, Inc.(The company) was incorporated in the State of Nevada on May 2, 2002. The Company was organized to offer: (a) corporate financial consulting and (b) merchant banking services for public and private client companies interested in implementing Daniels developed, agreed upon, accelerated growth strategies; including MBO/LBO, Roll-up Transactions. Merchant banking includes equity funding of the growth of client and service companies, as well as funding equity of small public companies. The business became a subsidiary in late 2003 as a result of INfe Human Resources, Inc. (a publicly quoted Nevada Company) acquiring the common stock of Daniels Corporate Advisory Company, Inc.   During August 2010, INfe Human Resources, Inc. underwent a name change to Rhino Human Resources, Inc., but is still public and trades under the same (original) stock symbol: “IFHR.”

The company has a growth goal of providing advisory services to business services as well as non-business services client companies. The company works with companies seeking to create and/or acquire adjunct service businesses, whose services will initially provide better lifestyles for its existing workforce, and ultimately will be packaged, on an additional profit center basis, for sale to other small companies for the retention of their employees. The profits generated from all the financial consulting assignments will be available for venture investment in public or private client companies, as well as other quality business concept/operating companies, both public and private; through the Daniels’ Merchant Bank Division.

The Daniels Merchant Bank has an in-house equity funding program, whereby Daniels will participate in consulting client potential growth by helping finance the growth of public and private client, business service companies, as well as non-business service companies. The Merchant Bank will also participate in non-client potential growth by the purchase of equity in attractive small public companies whose growth strategies are in line with a philosophy of growth through leveraged acquisitions.

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

We have prepared the accompanying condensed consolidated financial statements in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) including the instructions to Form S-1 and Rule 10-01 of Regulation S-X.  Such rules and regulations allow us to condense and omit certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America.  We believe these condensed consolidated financial statements reflect all adjustments (consisting of normal, recurring adjustments) that are necessary for a fair presentation of our consolidated financial position and consolidated results of operations for the periods presented.

Election to be treated as an emerging growth company:

For the five year period starting in the first quarter of 2012, Daniels if continuing eligibility applies has elected to use the extended transition period now available for complying with new or revised accounting standards under Section 102(b) (1).  This election allows Daniels to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of the Company still being eligible, the Daniels financial statements may not be comparable to companies that comply with public company effective dates.

Daniels Corporate Advisory Inc.
Notes to Financial Statements
As of May 31, 2013 and 2012

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FASB Codification:

  In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, (“Codification”) effective for interim and annual reporting periods ending after September 15, 2009. This statement establishes the Codification as the source of authoritative accounting principles used in the preparation of financial statements in conformity with generally accepted accounting principles. The Codification does not replace or affect guidance issued by the SEC or its staff. As a result of the Codification, the references to authoritative accounting pronouncements included herein in this Annual Report now refer to the Codification topic section rather than a specific accounting rule as was past practice.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Risk and Uncertainties:

Our future results of operations and financial condition will be impacted by the following factors, among others: our lack of capital resources, dependence on third-party management to operate the companies in which we invest and dependence on the successful development and marketing of any new products in new and existing markets. Generally, we are unable to predict the future status of these areas of risk and uncertainty. However, negative trends or conditions in these areas could have an adverse affect on our business.

Cash and Cash Equivalents:

For financial statement presentation purposes, short-term, highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintains its cash accounts at several financial institutions, which at times may exceed the insurable FDIC limit, but management believes that there is little risk of loss.

Fair Value of Financial Instruments:

In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “ Fair Value Measurements and Disclosures ” (ASC 820) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Daniels Corporate Advisory Inc.
Notes to Financial Statements
As of May 31, 2013 and 2012
NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

●	Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
●
Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability; either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3—Inputs that are both significant to the fair value measurement and unobservable.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.  These financial instruments include investments in available-for-sale securities and accounts payable and accrued expenses.    The Company has also applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

Investments:

Our investments consist of common stock of publicly quoted companies and are valued based on the closing stock price. We account for our investments in accordance with ASC Topic 320, Investments. We have designated our investments at February 28, 2013 as available-for-sale and reported these investments at fair value, with unrealized gains and losses recorded in other comprehensive income (loss). We determined the fair value of these investments based on the closing quoted stock price on February 28, 2013.  We base the cost of the investment sold on the specific identification method using market rates.

Comprehensive Income:

ASC Topic 220 (SFAS No. 130) establishes standards for reporting comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources.  Per the consolidated financial statements, the Company has purchased available-for-sale securities that are subject to this reporting.

Other-Than-Temporary Impairment:

All of our non-marketable and other investments are subject to a periodic impairment review. Investments are considered to be impaired when a decline in fair value is judged to be other-than-temporary.

When events or changes in circumstances indicate that long-lived assets other than goodwill may be impaired, an evaluation is performed to determine if a write-down to fair value is required. When an asset is classified as held for sale, the asset's book value is evaluated and adjusted to the lower of its carrying amount or fair value less cost to sell. In addition, depreciation and amortization ceases while it is classified as held for sale.

Daniels Corporate Advisory Inc.
Notes to Financial Statements
As of May 31, 2013 and 2012

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The indicators that we use to identify those events and circumstances include:

· the investee’s revenue and earnings trends relative to predefined milestones and overall business prospects;
· the general market conditions in the investee’s industry or geographic area, including regulatory or economic changes;
· factors related to the investee’s ability to remain in business, such as the investee’s liquidity, debt ratios, and the rate at which the investee is using its cash; and

· the investee’s receipt of additional funding at a lower valuation. If an investee obtains additional funding at a valuation lower than our carrying amount or a new round of equity funding is required for the investee to remain in business, and the new round of equity does not appear imminent, it is presumed that the investment is other than temporarily impaired, unless specific facts and circumstances indicate otherwise.

Recently Issued Accounting Pronouncements:

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165” or ASC 855).  SFAS 165 (ASC 855) establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  SFAS 165 (ASC 855) sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  SFAS 165 (ASC 855) was effective for interim or annual financial periods ending after June 15, 2009.
In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (“SFAS 168” or ASC 105-10).  The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative

Non-governmental U.S. generally accepted accounting principles.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  SFAS 168 (ASC 105-10) was effective for interim and annual periods ending after September 15, 2009.  All existing accounting standards are superseded as described in SFAS 168.  All other accounting literature not included in the Codification is non-authoritative. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

In October 2009, the FASB issued Accounting Standard Update (“ASU”) No. 2009-13, Multiple-Deliverable Revenue Arrangements (“ASU 2009-13. This standard updates FASB ASC 605, Revenue Recognition (“ASC 605”). The amendments to ASC 605 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. These amendments to ASC 605 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company adopted these amendments on January 1, 2010.  Management does not believe that the adoption of this standard will have any impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (“ASU 2010-06”).  This standard updates FASB ASC 820, Fair Value Measurements (“ASC 820”). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of desegregations and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods

Daniels Corporate Advisory Inc.
Notes to Financial Statements
As of May 31, 2013 and 2012

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years.  The Company adopted ASU 2010-06 on January 1, 2010, which had no material impact on the financial statements. Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Revenue and Cost Recognition:

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Daniels Corporate Advisory Company, Inc., (Daniels) has revenues as a result of corporate financial consulting services which are recognized as services are performed. Daniels also operates the merchant banking division, which did not have any revenues to recognize.

Fixed Assets:

Fixed assets acquired would be reported at cost less accumulated depreciation, which is generally provided on the straight-line method over the estimated useful lives of the assets. Upon sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

Financing Fees:

Financing fees were being amortized over the life of the related liability on the straight-line method which is not materially different than using the effective interest method. All amortization has been expensed since the ongoing staffing operations have discontinued from which the finance fees were originally accrued.

Net Income (Loss) Per Share

The Company reports basic and diluted earnings per share (EPS) according to the provisions of ASC Topic 260, which requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is antidilutive) outstanding. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive. Thus, these equivalents are not included in the calculation of diluted loss per share, resulting in basic and diluted loss per share being equal. The following is a reconciliation of the computation for basic and diluted EPS for the six months ended May 31, 2013 and May 31, 2012:

Daniels Corporate Advisory Inc.
Notes to Financial Statements
As of May 31, 2013 and 2012

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	May 31, 2013	May 31, 2012
Net (Loss)	$(71,781)	$(4,515)

Weighted-average common shares outstanding basic

Weighted-average common stock	10,000	10,000
Equivalents
Stock options	-	-
Warrants	-	-
Convertible Notes	-	-

Weighted-average common shares outstanding- basic and diluted	10,000	10,000

Income Taxes:

The Company, a C-corporation, accounts for income taxes under ASC Topic 740 (SFAS No. 109) . Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes ” (ASC 740-10), on January 1, 2007. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10.  If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Currently the Daniels has projected $4,726,865 as of May 31, 2013 in Net Loss Operating Loss carry-forwards available. The benefits of the potential tax savings will be recognized in the recorded to date.

Daniels Corporate Advisory Inc.
Notes to Financial Statements
As of May 31, 2013 and 2012

NOTE 3-   NOTES PAYABLE SHAREHOLDER LOANS

As of May 31, 2013 the balance of $4,495 and as of November 30, 2012 the balance of $4,495 represented loans from Arthur Viola, shareholder, all of which was used for the company’s working capital requirements. These remaining loans are currently unsecured, non-interest bearing, and have no specific repayment terms.

NOTE 4- INVESTMENTS

Investments consist of a portfolio of common stocks trading on the OTC: BB.  The fair market values of the investments held for sale were $79 and $82 at May 31, 2013 and November 30, 2012, respectively. Due to the immaterial amounts and that they are liquid they have been classified as cash equivalents. Investments held as other assets as long term investments had fair market values of $114,000 and $118,000 at May 31, 2013 and November 30, 2012, respectively. Other assets are securities of the Company’s clients for long term capital appreciation. The total net unrealized gain for the period ended May 31, 2013 were $9,994 and the total net unrealized loss for the period ended May 31, 2012 was $5,104.

Cash Equivalents are marketable securities that are available-for-sale and not deemed long term investments by the Company. During the six months ended May 31, 2013 the company sold one of its two long term positions for a loss of $678 which is shown on the income statement. Any accumulated unrealized gains or losses on this position was reversed at the point of realization. During the periods ended May 31, 2012, there were no available-for-sale securities sold and gross realized (losses) gains on these sales were zero. For purpose of determining gross realized gains, the cost of securities when sold is based on the FIFO method of valuation. Net unrealized holding gains (losses) on available-for-sale securities both in cash and investments was $(35,968) and $(45,962), respectively, for May 31, 2013 and November 30, 2012 and have been included in accumulated other comprehensive income.

NOTE 5-   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has incurred operating losses, and as of February 28, 2013 the Company had a working capital deficit of $1,083,068 and an accumulated deficit of $4,925,381. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 6-   COMMITMENTS AND CONTINGENCIES

Commitments:

The Company currently has no long term commitments.

Contingencies:

Under the spin-off agreement dated June 22, 2010, the company no longer has any contingent liabilities relating to the hedge fund (NIR) convertible debt financing described in note 3 and the prior period financial statements.

Daniels Corporate Advisory Inc.
Notes to Financial Statements
As of May 31, 2013 and 2012

NOTE 7- INCOME TAXES

As of May 31, 2013, the Company had approximately $4,726,865 in net operating loss carry forwards for federal income tax purposes which expire between 2011 and 2029.  Generally, these can be carried forward and applied against future taxable income at the tax rate applicable at that time. We are currently using a 35% effective tax rate for our projected available net operating loss carryforward. However, as a result of potential stock offerings and stock issuance in connection with potential acquisitions, as well as the possibility of the Company not realizing it’s business plan objectives and having future taxable income to offset, the Company’s use of these NOLs may be limited under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended.  The Company is in the process of evaluating the implications of Section 382 on its ability to utilize some or all of its NOLs.

Components of deferred tax assets and (liabilities) are as follows:

	31-May-13	31-May-12
Net operating loss carry forwards valuation available	$1,667,003	$1,641,879

Valuation Allowances	1,667,003	1,641,879
Difference	$0	$0

In accordance with FASB ASC 740 “Income Taxes”, valuation allowances are provided against deferred tax assets, if based on the weight of available evidence, some or all of the deferred tax assets may or will not be realized. The Company has evaluated its ability to realize some or all of the deferred tax assets on its balance sheet and has established a valuation allowance in the amount of $1,667,003 at May 31, 2013 and $1,641,879 at May 31, 2012. The Company did not utilize any NOL deductions for either the six months ended May 31, 2013 or the full fiscal year ended November 30, 2012.

NOTE 8 - SPIN OFF OF DANIELS CORPORATE ADVISORY COMPANY, INC.

On June 22, 2010 the parent of INfe Human Resources, Inc. the parent company determined to spin off its subsidiary Daniels Corporate Advisory Company, Inc. to its the existing shareholder base in order to protect the tax operating loss carry forward accumulated on the company's federal tax returns as described in note 2 above.  The spin off occurred recently.

As described in Paragraph 2(c) of the Spin-Off Agreement dated as of June 22, 2010, (as part of the entire June 22, 2010 transaction (Share Exchange/Spin Off Agreements), INfe Human Resources, Inc. has agreed to assume and agrees to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations relating to the NIR Liabilities, whether accrued or un-accrued and that the Company (INfe Human Resources, Inc. ) will forever indemnify and hold harmless Daniels Corporate Advisory, Inc. (The Spin-off). The Company has accrued all the expenses of this agreement as part of these financial statements and included as other income the prior liabilities recorded to the hedge fund NIR, that were on the balance sheet at that date.

As described in the above paragraph the debt forgiven will reduce that loss carry forward to $4,112,582. At this point all the convertible notes payable including notes of $873,460, callable notes of $438,451 and current year accrued interest and penalties totaling $1,101,430 owed to NIR as per the closing documents of the transaction have been eliminated. At the end of that fiscal year November 30, 2011, we had outstanding liabilities of $884,821, all of which is past due or payable within 12 months.

Daniels Corporate Advisory Inc.
Notes to Financial Statements
As of May 31, 2013 and 2012
NOTE 9 - RELATED PARTY TRANSACTIONS

The Company currently shares 300 square feet of office space with its Director and CEO Arthur D. Viola. There is no charge being incurred by the Company for use of this space and this arrangement is on a month to month basis. There are no other reportable related party transactions.

DANIELS CORPORATE ADVISORY COMPANY, INC.

AUDITED REPORT ON FINANCIAL STATEMENTS AND NOTES

FOR THE YEARS  ENDED NOVEMBER 30, 2012 AND 2011

CONTENTS

Balance Sheets as of November 30, 2012 (audited) and November 30, 2011 (audited)	F-
Statements of Operations for years ended November 30, 2012 (audited) and November 30, 2011 (audited)
Statement of Cash Flows for the years ended November 30, 2012 (audited) and November 30, 2011 (audited)
Statement of Comprehensive Gain(Loss) for the years ended November 30, 2012 (audited) and November 30, 2011 (audited)
Statement of Stockholders Equity for the years ended November 30, 2012 (audited) and November 30, 2011 (audited)
Notes to Financial Statements (audited)
Independent Auditor's Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Daniels Corporate Advisory Company, Inc.
New York, NY

We have audited the accompanying balance sheets of Daniels Corporate Advisory Company, Inc., as of November 30, 2012 and 2011 and the related statements of expenses, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of Daniels Corporate Advisory Company, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Daniels Corporate Advisory Company, Inc. as of November 30, 2012 and 2011 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ John Scrudato CPA
Califon, New Jersey

January 28, 2013

DANIELS CORPORATE ADVISORY COMPANY, INC.
BALANCE SHEETS

	November 30,	November 30,
ASSETS	2012	2011
	Audited	Audited
CURRENT ASSETS
Cash and Cash Equivalents	$82	$173
Accounts Receivable	0	0
Other Assets	118,000	13,600
Total Current Assets	118,082	13,773

OTHER ASSETS	0	0

TOTAL ASSETS	$118,082	$13,773

LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)

CURRENT LIABILITIES
Accounts Payable and accrued expenses	$1,129,369	$880,656
Total Current Liabilities	1,129,369	880,656

LONG-TERM LIABILITIES
Stockholder Loans	4,495	4,165
Total Long Term Liabilities	4,495	4,165

TOTAL LIABILITIES	1,133,864	884,821

STOCKHOLDERS' EQUITY(DEFICIT)
	50	50
Preferred Stock, $.001 par value; 50,000,000 shares authorized, 50,000 issued and outstanding
Common Stock, $001 par value; 750,000,000 shares authorized, 10,000 and 10,000 issued and outstanding	10	10
Additional paid-in-capital	3,873,726	3,873,726
Accumulated Deficit	(4,843,606)	(4,708,408)
Accumulated other comprehensive (loss)	(45,962)	(36,426)
Total Stockholders' Equity(Deficit)	(1,015,782)	(871,048)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)	$118,082	$13,773

"See accompanying summary of accounting policies and notes to financial statements"

DANIELS CORPORATE ADVISORY COMPANY, INC.
STATEMENTS OF INCOME AND EXPENSES

	For the Year Ended	For the Year Ended
	November 30,	November 30,
	2012	2011
	Audited	Audited

REVENUES	$114,000	$0

OPERATING EXPENSES	249,198	273,987

NET INCOME(LOSS) BEFORE DEPRECIATION & AMORTIZATION	(135,198)	(273,987)

Depreciation & Amortization	0	0

NET INCOME(LOSS) BEFORE OTHER EXPENSE	(135,198)	(273,987)

OTHER INCOME (EXPENSE):
Interest and Penalties Expense	0	0

NET INCOME(LOSS) BEFORE
PROVISION FOR INCOME TAXES	(135,198)	(273,987)

Provision for income taxes	0	0

NET INCOME(LOSS)	$(135,198)	$(273,987)

BASIC AND DILUTED LOSS PER SHARE	(13.52)	(27.40)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	10,000	10,000

"See accompanying summary of accounting policies and notes to financial statements"

DANIELS CORPORATE ADVISORY COMPANY, INC.
STATEMENTS OF COMPREHENSIVE INCOME

	For the Years Ended
	November 30,	November 30,
	2012	2011
	Audited	Audited

Net loss	$(135,198)	$(273,987)

Other comprehensive income (loss)	0	0

Unrealized gains(losses) arising during the period	(9,536)	3,616
Comprehensive income (loss)	$(144,734)	$(270,371)

"See accompanying summary of accounting policies and notes to financial statements"

DANIELS CORPORATE ADVISORY COMPANY, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED NOVEMBER 30, 2012 (AUDITED) AND NOVEMBER 30, 2011(AUDITED)

					Contributed Capital in Excess of	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	PAR Value	Items	Deficit	Total
Balances November 30, 2010	50,000	$50	10,000	$10	$3,873,726	$(36,426)	$(4,434,421)	$(597,061)
Net Income FYE 11/30/11							(273,987)	(273,987)
Balances November 30, 2011	50,000	50	10,000	10	3,873,726	(36,426)	(4,708,408)	(871,048)
Net Income FYE 11/30/12						(9,536)	(135,198)	(144,734)

Balances November 30, 2012	50,000	$50	$10,000	$10	$3,873,726	$(45,962)	$(4,843,606)	$(1,015,782)

"See accompanying summary of accounting policies and notes to financial statements"

DANIELS CORPORATE ADVISORY COMPANY, INC.
STATEMENTS OF CASH FLOWS

	For the Years Ended
	November 30,	November 30,
	2012	2011
	Audited	Audited
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$(135,198)	$(273,987)

Adjustments to reconcile net income (loss):

Amortization	0	0
Unrealized gain on securities	(9,536)	3,616

Changes in assets and liabilities:

(Increase) in other assets	(104,400)	(13,600)
(Increase)decrease in accounts receivable	0	45,500
Increase in accounts payable and accrued expenses	248,713	236,372
Total cash flows from operating activities	(421)	(2,099)

CASH FLOWS FROM INVESTING ACTIVITIES:
	0	0
Total cash flows from investing activities	0	0

CASH FLOWS FROM FINANCING ACTIVITIES:

Contributions of capital	0	0
Proceeds from Stockholder Loans	330	4,915
Payments to Stockholder Loans	0	(3,000)
Total cash flows from financing activities	330	1,915

Increase in cash and equivalents	(91)	(184)
Cash and cash equivalents at beginning of year	173	357

Cash and cash equivalents at end of year	$82	$173

"See accompanying summary of accounting policies and notes to financial statements"

DANIELS CORPORATE ADVISORY COMPANY, INC.
STATEMENTS OF CASH FLOWS - CONTINUED

	For the Years Ended
	November 30,	November 30,
	2011	2010
	Audited	Audited
CASH PAID DURING THE YEAR FOR:

Interest	$0	$0

Income taxes	$0	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Unrealized gain (loss) on securities	$(9,536)	$3,616

"See accompanying summary of accounting policies and notes to financial statements"

DANIELS CORPORATE ADVISORY COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2010 AND 2009
NOTE 1-   ORGANIZATION AND BASIS OF PRESENTATION

Daniels Corporate Advisory Company, Inc.(The company) was incorporated in the State of Nevada on May 2, 2002. The Company was organized to offer: (a) corporate financial consulting and (b) merchant banking services for public and private client companies interested in implementing Daniels developed, agreed upon, accelerated growth strategies; including MBO/LBO, Roll-up Transactions. Merchant banking includes equity funding of the growth of client and service companies, as well as funding equity of small public companies. The business became a subsidiary in late 2003 as a result of INfe Human Resources, Inc. (a publicly quoted Nevada Company) acquiring the common stock of Daniels Corporate Advisory Company, Inc.   During August 24010, INfe Human Resources, Inc. underwent a name change to Rhino Human Resources, Inc., but is still public and trades under the same (original) stock symbol: “IFHR.”

The company has a growth goal of providing advisory services to business services as well as non-business services client companies. The company works with companies seeking to create and/or acquire adjunct service businesses, whose services will initially provide better lifestyles for its existing workforce, and ultimately will be packaged, on an additional profit center basis, for sale to other small companies for the retention of their employees. The profits generated from all the financial consulting assignments will be available for venture investment in public or private client companies, as well as other quality business concept/operating companies, both public and private; through the Daniels’ Merchant Bank Division.

The Daniels Merchant Bank has an in-house equity funding program, whereby Daniels will participate in consulting client potential growth by helping finance the growth of public and private client, business service companies, as well as non-business service companies. The Merchant Bank will also participate in non-client potential growth by the purchase of equity in attractive small public companies whose growth strategies are in line with a philosophy of growth through leveraged acquisitions.

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

We have prepared the accompanying audited condensed consolidated financial statements in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) including the instructions to Form S-1 and Rule 10-01 of Regulation S-X. Such rules and regulations allow us to condense and omit certain information and footnote disclosures normally included in audited financial statements prepared in accordance with accounting principles generally accepted in the United States of America. We believe these audited condensed consolidated financial statements reflect all adjustments (consisting of normal, recurring adjustments) that are necessary for a fair presentation of our consolidated financial position and consolidated results of operations for the periods presented. The information included in this Form S-1 should be read in conjunction with the consolidated financial statements and notes thereto included in our Form S-1 for the years ended November 30, 2011 and 2010. The audited consolidated financial information contained in this filing is not necessarily indicative of the results to be expected for any other interim period, or for the full year.

DANIELS CORPORATE ADVISORY COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FASB Codification:

  In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, (“Codification”) effective for interim and annual reporting periods ending after September 15, 2009. This statement establishes the Codification as the source of authoritative accounting principles used in the preparation of financial statements in conformity with generally accepted accounting principles. The Codification does not replace or affect guidance issued by the SEC or its staff. As a result of the Codification, the references to authoritative accounting pronouncements included herein in this Annual Report now refer to the Codification topic section rather than a specific accounting rule as was past practice.

Principles of Consolidation:

The financial statements include only the accounts of Daniels Corporate Advisory Company, Inc. The intercompany transactions have not been eliminated with the parent company INfe Human Resources, Inc .nor any of her subsidiaries in order to provide the standalone entity Daniels. There are no intercompany transactions included that provide any income or expense generating items between any of the inter related companies.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Risk and Uncertainties:

Our future results of operations and financial condition will be impacted by the following factors, among others: our lack of capital resources, dependence on third-party management to operate the companies in which we invest and dependence on the successful development and marketing of any new products in new and existing markets. Generally, we are unable to predict the future status of these areas of risk and uncertainty. However, negative trends or conditions in these areas could have an adverse affect on our business.

Cash and Cash Equivalents:

For financial statement presentation purposes, short-term, highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintains its cash accounts at

DANIELS CORPORATE ADVISORY COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

several financial institutions, which at times may exceed the insurable FDIC limit, but management believes that there is little risk of loss.

Fair Value of Financial Instruments:

In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “ Fair Value Measurements and Disclosures ” (ASC 820) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

●	Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
●
Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability; either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3—Inputs that are both significant to the fair value measurement and unobservable.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.  These financial instruments include investments in available-for-sale securities and accounts payable and accrued expenses.    The Company has also applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

DANIELS CORPORATE ADVISORY COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investments:

Our investments consist of common stock of publicly quoted companies and are valued based on the closing stock price. We account for our investments in accordance with ASC Topic 320, Investments. We have designated our investments at November 30, 2012 as available-for-sale and reported these investments at fair value, with unrealized gains and losses recorded in other comprehensive income (loss). We determined the fair value of these investments based on the closing quoted stock price on November 30, 2012.  We base the cost of the investment sold on the specific identification method using market rates.

Comprehensive Income:

ASC Topic 220 (SFAS No. 130) establishes standards for reporting comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources.  Per the consolidated financial statements, the Company has purchased available-for-sale securities that are subject to this reporting.

Other-Than-Temporary Impairment:

All of our non-marketable and other investments are subject to a periodic impairment review. Investments are considered to be impaired when a decline in fair value is judged to be other-than-temporary.

When events or changes in circumstances indicate that long-lived assets other than goodwill may be impaired, an evaluation is performed to determine if a write-down to fair value is required. When an asset is classified as held for sale, the asset's book value is evaluated and adjusted to the lower of its carrying amount or fair value less cost to sell. In addition, depreciation and amortization ceases while it is classified as held for sale.

The indicators that we use to identify those events and circumstances include:

·	the investee’s revenue and earnings trends relative to predefined milestones and overall business prospects;
·	the general market conditions in the investee’s industry or geographic area, including regulatory or economic changes;
·	factors related to the investee’s ability to remain in business, such as the investee’s liquidity, debt ratios, and the rate at which the investee is using its cash; and
·	the investee’s receipt of additional funding at a lower valuation. If an investee obtains additional funding at a valuation lower than our carrying amount or a new round of equity funding is required for the investee to remain in business, and the new round of equity does not appear imminent, it is presumed that the investment is other than temporarily impaired, unless specific facts and circumstances indicate otherwise.

DANIELS CORPORATE ADVISORY COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements:

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2011-11, an amendment to the accounting guidance for disclosure of offsetting assets and liabilities and related arrangements. The amendment expands the disclosure requirements in that entities will be required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The amendment is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013, and shall be applied retrospectively. We do not expect the adoption of this accounting pronouncement to have a material effect on our financial statements when implemented.

In September 2011, the FASB issued Accounting Standards Update (ASU) 2011-8an amendment to the accounting guidance for goodwill in order to simplify how companies test goodwill for impairment. The amendment permits an entity to first assess the qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. The amendment is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. We elected not to early adopt. We do not expect the adoption of this accounting pronouncement to have a material effect on our financial statements when implemented.

In June 2011, the FASB issued Accounting Standards Update (ASU) 2011-05, an amendment to the accounting guidance for presentation of comprehensive income. Under the amended guidance, an entity may present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In either case, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. For public companies, the amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, and shall be applied retrospectively. Early adoption is permitted. We elected not to early adopt. Other than a change in presentation, the implementation of this accounting pronouncement is not expected to have a material impact on our financial statements when implemented.

In May 2011, the FASB issued an amendment to the accounting guidance for fair value measurement and disclosure. Among other things, the guidance expands the disclosure requirements around fair value measurements categorized in Level 3 of the fair value hierarchy and requires disclosure of the level in the fair value hierarchy of items that are not measured at fair value in the statement of financial position but whose fair value must be disclosed. It also clarifies and expands upon existing requirements for measurement of the fair value of financial assets and liabilities as well as instruments classified in shareholders’ equity. The guidance is effective for interim and annual periods beginning after December 15, 2011. We do not expect the adoption of the guidance to have a material impact on our financial statements when implemented.

There are no other new accounting pronouncements adopted or enacted during the six months ended November 30, 2012 that had, or are expected to have, a material impact on our financial statements.

DANIELS CORPORATE ADVISORY COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Election to be treated as an emerging growth company:

In the first quarter of 2012, Daniels has elected to use the extended transition period now available for complying with new or revised accounting standards under Section 102(b) (1).  This election allows Daniels to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, the Daniels financial statements may not be comparable to companies that comply with public company effective dates.

Revenue and Cost Recognition:

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Daniels Corporate Advisory Company, Inc., (Daniels) has revenues as a result of corporate financial consulting services which are recognized as services are performed. Daniels also operates the merchant banking division, which did not have any revenues to recognize.

Fixed Assets:

Fixed assets acquired would be reported at cost less accumulated depreciation, which is generally provided on the straight-line method over the estimated useful lives of the assets. Upon sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

Financing Fees:

Financing fees were being amortized over the life of the related liability on the straight-line method which is not materially different than using the effective interest method. All amortization has been expensed since the ongoing staffing operations have discontinued from which the finance fees were originally accrued.

Net Income (Loss) Per Share

The Company reports basic and diluted earnings per share (EPS) according to the provisions of ASC Topic 260, which requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. Basic EPS excludes dilution and is computed by dividing net income (loss) available to

DANIELS CORPORATE ADVISORY COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is anti-dilutive) outstanding. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive. Thus, these equivalents are not included in the calculation of diluted loss per share, resulting in basic and diluted loss per share being equal. The following is a reconciliation of the computation for basic and diluted EPS for the years ended November 30, 2012 and 2011:

	2012	2011
Net (Loss)	$(135,198)	$(273,987)

Weighted-average common shares outstanding basic
Weighted-average common stock	10,000	10,000
Equivalents
Stock options	-	-
Warrants	-	-
Convertible Notes	-
Weighted-average common shares outstanding- diluted	10,000	10,000

Income Taxes:

The Company, a C-corporation, accounts for income taxes under ASC Topic 740 (SFAS No. 109) . Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 “ Uncertainty in Income Taxes ” (ASC 740-10), on January 1, 2007. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10.  If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

DANIELS CORPORATE ADVISORY COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Currently the Daniels has projected $4,521,767 as of November 30, 2012 in Net Loss Operating Loss carry-forwards available. The benefits of the potential tax savings will be recognized in the financial statements upon the acquisition or development of revenue source to apply against these losses. The company recognizes that the Internal Revenue Service has the final determination of the NOL available going forward and that amount may be significantly different from that recorded to date.

NOTE 3-   NOTES PAYABLE SHAREHOLDER LOANS

As of November 30, 2012 the balance of $4,495 and as of November 30, 2011 the balance of $4,165 represented loans from Arthur Viola, shareholder, all of which was used for the company’s working capital requirements. These remaining loans are currently unsecured, non-interest bearing, and have no specific repayment terms.

NOTE 4- INVESTMENTS

Cash Equivalents are Investments consist of a portfolio of common stocks trading on the OTC: BB that are not being held long term for strategic reasons.  The fair market values of the investments were $82 and $22 at November 30, 2012 and November 30, 2011, respectively. Due to their immaterial amounts and that they are liquid they have been classified as cash equivalents. Unrealized losses for cash equivalents and investments for the year ended November 30, 2012 were $9,536 and unrealized gains were $3,616 for the year ended November 30, 2011.

Investments are Marketable securities are classified as available-for-sale. During the periods ended November 30, 2012 and November 30, 2011, there were no available-for-sale securities sold and gross realized (losses) gains on these sales were zero. For purpose of determining gross realized gains, the cost of securities when sold is based on the FIFO method of valuation. Net unrealized holding gains (losses) on available-for-sale securities in the amount of $(45,962) and $(36,426), respectively, for November 30, 2012 and November 30, 2011 and have been included in accumulated other comprehensive income.

NOTE 5-   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has incurred operating losses, and as of November 30, 2012 the Company had a working capital deficit of $1,011,287 and an accumulated deficit of $4,843,606. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

DANIELS CORPORATE ADVISORY COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2010 AND 2009

NOTE 6-   COMMITMENTS AND CONTINGENCIES

Commitments:

The Company currently has no long term commitments.

Contingencies:

Under the spin-off agreement dated June 22, 2010, the company no longer has any contingent liabilities relating to the hedge fund (NIR) convertible debt financing described in note 3 and the prior period financial statements.

NOTE 7- INCOME TAXES

As of November 30, 2012, the Company had approximately $4,521,767 in net operating loss carry forwards for federal income tax purposes which expire between 2013 and 2029.  Generally, these can be carried forward and applied against future taxable income at the tax rate applicable at that time. We are currently using a 35% effective tax rate for our projected available net operating loss carryforward. However, as a result of potential stock offerings and stock issuance in connection with potential acquisitions, as well as the possibility of the Company not realizing it’s business plan objectives and having future taxable income to offset, the Company’s use of these NOLs may be limited under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended.  The Company is in the process of evaluating the implications of Section 382 on its ability to utilize some or all of its NOLs.

Components of deferred tax assets and (liabilities) are as follows:

	November 30, 2012	November 30, 2011
Net operating loss carry forwards valuation available	$1,582,618	$1,535,299

Valuation Allowances	1,582,618	1,535,299
Difference	$0	$0

In accordance with FASB ASC 740 “Income Taxes”, valuation allowances are provided against deferred tax assets, if based on the weight of available evidence, some or all of the deferred tax assets may or will not be realized. The Company has evaluated its ability to realize some or all of the deferred tax assets on its balance sheet and has established a valuation allowance in the amount of $1,582,618 at November 30, 2012 and $1,535,299 at November 30, 2011. During the years ended November 30, 2012 and November 30, 2011 the company did not utilize any of its NOL.

DANIELS CORPORATE ADVISORY COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2010 AND 2009

NOTE 8 SPIN OFF OF DANIELS CORPORATE ADVISORY COMPANY, INC.

On June 22, 2010 the parent of INfe Human Resources, Inc. the parent company determined to spin off its subsidiary Daniels Corporate Advisory Company, Inc. to its existing shareholder base in order to protect the tax operating loss carry forward accumulated on the company's federal tax returns as described in note 2 above.  The spinoff will occur upon the effective date of the registration statement.

As described in Paragraph 2(c) of the Spin-Off Agreement dated as of June 22, 2010, (as part of the entire June 22, 2010 transaction (Share Exchange/Spin Off Agreements), INfe Human Resources, Inc. has agreed to assume and agrees to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations relating to the NIR Liabilities, whether accrued or un-accrued and that the Company (INfe Human Resources, Inc. ) will forever indemnify and hold harmless Daniels Corporate Advisory, Inc. (The Spin-off). The Company has accrued all the expenses of this agreement as part of these financial statements and included as other income the prior liabilities recorded to the hedge fund NIR, that were on the balance sheet at that date.

As described in the above paragraph the debt forgiven will reduce that loss carry-forward to $4,112,582. At this point all the convertible notes payable including notes of $873,460, callable notes of $438,451 and current year accrued interest and penalties totaling $1,101,430 owed to NIR as per the closing documents of the transaction have been eliminated. As of November 30, 2011, we had outstanding liabilities of $884,821, all of which is past due or payable within 12 months.

DANIELS CORPORATE ADVISORY COMPANY, INC.

7,590,250 Shares of Common Stock

________________________

PROSPECTUS
________________________

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is August__________ , 2013

-  -

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the costs and expenses payable by Daniels Corporate Advisory in connection with the offering described in this registration statement.  All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission registration fee	$381.26
Accounting fees and expenses	4,000
Legal fees and expenses	10,000
Printing	1,000

Total(Cash Outlays)	$15,381.26

Item 14.  Indemnification of Officers and Directors.

Our bylaws provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to Daniels Corporate Advisory or our stockholders for damages for breach of such director’s or officer’s fiduciary duty.  The effect of this provision of our bylaws is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of Daniels Corporate Advisory) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Daniels Corporate Advisory pursuant to the foregoing provisions, or otherwise, Daniels Corporate Advisory has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Daniels Corporate Advisory of expenses incurred or paid by a director, officer or controlling person of Daniels Corporate Advisory in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Daniels Corporate Advisory will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Stock:

On July 15, 2013, the Company issued 2,000,000 shares of our Common Stock to Arthur D. Viola, Chairman and CEO for services rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

19

On July 15, 2013, the Company issued 243,750 shares of our Common Stock to Angela Sangirardi for services rendered and cash advances. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On July 15, 2013, the Company issued 375,000 shares of our Common Stock to Nicholas Viola for cash advances. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On August 15, 2013, the Company issued 244,250 shares of our Common Stock to Central Consulting, LLC for services rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On August 15, 2013, the Company issued 480,000 shares of our Common Stock to Denise Notaro for services rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On August 15, 2013, the Company issued 238,500 shares of our Common Stock to Camille & Mike Slepian for cash advances. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On August 15, 2013, the Company issued 243,750 shares of our Common Stock to Carol & Bill Sirico for cash advances. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On August 15, 2013, the Company issued 240,000 shares of our Common Stock to Gary Cella, the Company’s Senior Vice President for Corporate Development for services rendered to the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

20

On August 15, 2013, the Company issued 240,000 shares of our Common Stock to Marino Amoruso for serving as an independent contractor in the future. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On August 15, 2013, the Company issued 240,000 shares of our Common Stock to Myma Weinstein for serving as an independent contractor in the future. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On August 15, 2013, the Company issued 225,000 shares of our Common Stock to Broadleaf Capital Partners, Inc for past services rendered and future consulting services to be rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On August 15, 2013, the Company issued 200,000 shares of our Common Stock to G&G Legacy Inc. for past services rendered and future consulting services to be rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On August 15, 2013, the Company issued 20,000 shares of our Common Stock to Anslow & Jaclin for legal services rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

21

Item 16. Exhibits and Financial Schedules.

Exhibit No.	Identification of Exhibit
3.1**	Articles of Incorporation of Daniels Corporate Advisory Company, Inc. filed with the Secretary of State of Nevada on May 2, 2002.
3.2**	Amended and Restated Articles of Incorporation of Daniels Corporate Advisory Company, Inc. filed with the Secretary of State of Nevada on August 4, 2010.
3.3**	Bylaws of Daniels Corporate Advisory Company, Inc. adopted May 2, 2002.
3.4**	Amended and Restated Bylaws of Daniels Corporate Advisory Company, Inc. adopted August 4, 2010.
3.5**	Daniels Corporate Advisory Company, Inc. Preferred Stock Designation filed with the Secretary of State of Nevada on August 4, 2010.
5.1*	Opinion of Counsel.
10.1**	Charter of the Audit Committee of Daniels Corporate Advisory Company, Inc.
10.2**	Code of Business Conduct of Daniels Corporate Advisory Company, Inc.
10.3**	Code of Ethics for Senior Executive Officers and Senior Financial Officers of Daniels Corporate Advisory Company, Inc.
10.4**	Charter of the Compensation Committee of Daniels Corporate Advisory Company, Inc.
10.5**	Corporate Governance Principles of the Board of Directors of Daniels Corporate Advisory Company, Inc.
10.6**	Charter of the Executive Committee of the Board of Directors of Daniels Corporate Advisory Company, Inc.
10.7**	Charter of the Finance Committee of Daniels Corporate Advisory Company, Inc.
10.8**	Charter of the Governance and Nominating Committee of Daniels Corporate Advisory Company, Inc.
10.9**	Reporting Financial Integrity Concerns,
10.10**	Spin Off Agreement
10.11**	Consulting Services Agreement between Broadleaf Capital Partners, Inc. and Daniels Corporate Advisory Company, Inc., dated February 21, 2011.
10.12**	Securities Purchase Agreement dated as of November 29, 2005, between INfe Human Resources, Inc. and various purchasers.
11.0***	Statement Regarding Computation of Per Share Earnings.
23.1*	Consent of Counsel. (filed as Exhibit 5.1)
23.2*	Consent of Independent Certified Public Accountants.
____________
*           Filed herewith.
**        Previously filed.
***      Incorporated by reference from the material contained in the registration statement.

22

Item 17.                   Undertakings.

(a)           The undersigned Registrant hereby undertakes to:

(1)           File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           Each prospectus filed pursuant to Rule 424(b) of Regulation C as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of Regulation C, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(b)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(1)           The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act of 1933;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

As required under the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Forest Hills, New York, on August 30, 2013.

DANIELS CORPORATE ADVISORY COMPANY, INC.

By:	/s/ Arthur D. Viola
Arthur D. Viola, Chief Executive Officer

By:	/s/ Arthur D. Viola
Arthur D. Viola, Principal Financial Officer and Principal Accounting Officer

As required under the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE
/s/ Arthur D. Viola	Chief Executive, Chairman of the Board,	August 30, 2013
Arthur D. Viola	Principal Financial Officer, Principal Accounting Officer, and Secretary

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